As filed with the Securities and Exchange Commission on September 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	3949	61-1789640
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD 21244

(443) 407-7564

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Ballardie

Chief Executive Officer

2709 N. Rolling Road, Suite 138

Windsor Mill, MD 21244

(443) 407-7564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.
Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $0.001 par value per share	$25,000,000	$2,727.50

Total	$25,000,000	$2,727.50

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2021

PROSPECTUS

Slinger Bag Inc.

[*] Shares

Common Stock

We are offering [*] shares of common stock, par value $0.001 (“common stock”, and each a “Share” and collectively, the “Shares”) of Slinger Bag Inc. (the “Company,” “Slinger Bag,” “we,” “our” or “us”) at $ [*] per share of common stock. Shares of our common stock are currently traded on the OTCQB of the OTC Markets Group under the symbol “SLBG”. On [*], 2021, the last reported sale of our common stock as quoted on the OTCQB, was $[*] per share. We will apply to list shares of our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “[*]”. We will not proceed with this offering in the event that shares of our common stock are not approved for listing on the Nasdaq.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

	Per Share	Total
Offering price	$	$
Underwriters’ discounts and commissions (1)	$	$
Proceeds to our company before expenses	$	$

(1)	See “Underwriting” beginning on page 74 for additional information regarding underwriting compensation.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to [*] additional shares of common stock to cover over-allotments, at the public offering price per share of common stock, less, in each case, the underwriting discounts payable by us. The shares issuable upon exercise of this overallotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the securities against payment in New York, New York on or about [*], 2021.

Spartan Capital Securities, LLC

Revere Securities LLC

The date of this prospectus is [*], 2021

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ABOUT THIS PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

You should rely only on the information contained in this prospectus. Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Additional Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company,” “Slinger Bag,” or “our” to refer to Slinger Bag Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we do not undertake to update or revise any of the forward-looking statements to conform these statements to actual results, whether as a result of new information, future events or otherwise.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in shares of our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is April 30 and our fiscal years ended April 30, 2021 and 2020 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Slinger Bag” refer to Slinger Bag Inc., a Nevada corporation, our wholly owned subsidiaries, Foundation Sports Systems, LLC, Slinger Bag International (UK) Limited, Slinger Bag Canada Inc., Slinger Bag Ltd. and Slinger Bag Americas Inc., unless the context indicates otherwise.

Business Overview

Through its ownership of Slinger Bag Americas Inc. (“Slinger Bag Americas”) and Slinger Bag Ltd. (“SBL”), the Company is focused on the ball sport market globally. We have developed and patented a highly portable and affordable ball launcher built into an easy to transport wheeled trolley bag (the “Slinger Launcher”). The Slinger Launcher allows anyone to simply and easily control the speed, frequency and elevation of balls that are launched for practice, training and/or fitness purposes.

For the regular tennis player, the Slinger Launcher is much more than a tennis ball launcher. It also functions as a complete tennis bag with ample room for racquets, shoes, towels, water bottles and other accessories and can charge mobile phones and other devices.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product – Little Prince – which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machine products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also very expensive – often well above U.S. $1,000. Up until today 99% of all tennis ball machines have sold to tennis facilities, with only a few being sold directly to tennis playing consumers.

We intend to disrupt this traditional tennis market by creating a new ball machine category – called Slinger Launcher – and marketing portable and affordable Slinger Launchers directly to avid, regular tennis players. Constructed within a wheeled trolley tennis bag, a Slinger Launcher weighs around 15kgs / 34lbs when empty. If stored with 72 balls inside the weight increases to 19kgs / 42lbs. It can easily be stored in a car trunk, wheeled to the court and set up within minutes to use. The Slinger Launcher is powered by a 6.6Ah Lithium battery that can last up to 3.5 hours of play depending on the settings being used and on frequency of use. Slinger Launcher’s convenience as a tennis bag combined with its ease of operation and overall performance as a tennis ball launcher is the basis that the Company will target direct sales to these avid players.

While the initial brand focus is clearly on tennis, we are developing similar launchers to address other forms of tennis around the globe that are either rapidly gaining new participants or are already well-established sports in their own right. These include, but are not limited to, Pickleball (USA), Soft Tennis (Japan), and Paddle Tennis (International markets) all of which are currently in either development or testing and planned for introduction in calendar 2022.

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On December 3, 2020, we signed an exclusive agreement with Flixsense Pty Limited d/b/a Gameface for the development of a tennis specific artificial intelligence (AI) application. We intend to introduce a market disrupting tennis app for players of all ages and abilities. This app will provide a wide range of analytics and other services and include practice and tennis fitness drills and activities, coaching tips and advice and a full suite of AI analytics. The Company will offer some services free of charge and will build a tiered subscription model for others. The app is expected to be ready to launch to the market later in calendar 2021.

In future years, we plan to enter new ball sport markets such as baseball, softball, cricket, badminton and others.

Our manufacturing capacity was initially approximately 2,000 units per month, but with improvements and efficiencies in the manufacturing processes across all vendor partners, the monthly production capacity rose to over 3,000 units in the last fiscal quarter and current capacity is now over 5,000 units per month, which will support our future sales targets.

We deliver Slinger Launchers directly from the final assembly facility in Xiamen, China to customers either by direct shipment from the port in China, or to third party logistics facilities in Columbia SC (U.S.) to support our US business, Belleville, Ontario, Canada, Rotterdam, The Netherlands to support smaller distributors in Canada, Europe, Middle East, Africa, and lastly to Israel.

Recent Developments

Securities Purchase Agreement

On August 6, 2021, the Company consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Note (the “Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase up to 7,333,334 shares of common stock of the Company (the “Warrant Shares”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions.

The Company agreed to use the net proceeds from the sale of the Securities for working capital purposes and to pay 100% of the outstanding principal amount and accrued interest through August 6, 2021 of the $2,000,000 secured term promissory note dated April 15, 2021 that bears interest at the rate of 15% per annum (the “Loan”) to SB Invesco LLC, a Wyoming limited liability company and not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than the Loan and the payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations or (e) to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the United States Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock.

In connection with the Closing, Spartan Capital Securities, LLC acted as the lead placement agent for the Offering and Revere Securities LLC served as co-placement agent for the Offering.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Purchasers and customary closing conditions, indemnification rights, and other obligations of the parties.

Notes

The Notes mature on August 6, 2022 (the “Maturity Date”) and bear interest at 8% per annum payable on each conversion date (as to that principal amount then being converted), on each redemption date as well as mandatory redemption date (as to that principal amount then being redeemed) and on the Maturity Date, in cash. The Notes are convertible into shares of the Company’s common stock at any time following the date of issuance and prior to Mandatory Conversion (as defined in the Notes) at the conversion price equal to the lesser of: (i) $3.00, subject to adjustment set forth in the Notes and (ii) in the case of an uplist to the Nasdaq, the Uplist Conversion Price (as defined in the Notes) of the Company’s common stock during the 2 Trading Day (as defined in the Notes) period after each conversion date; provided, however, that at any time from and after December 31, 2021 or an Event of Default (as defined in the Notes), the holder of the Notes may, by delivery of written notice to the Company, elect to cause all, or any part, of the Notes to be converted, at any time thereafter, each an “Alternate Conversion”, pursuant to the Section 4(f) of the Notes, all, or any part of, the then outstanding aggregate principal amount of this Notes into shares of common stock at the Alternate Conversion price. The Notes rank pari passu with all other Notes now or thereafter issued under the terms set forth in the Notes. The Notes contain certain price protection provisions providing for adjustment of the number of shares of common stock issuable upon conversion of the Notes in case of certain future dilutive events or stock-splits and dividends.

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Warrants

The Warrants are exercisable for five years from August 6, 2021, at an exercise price equal to the lesser of $3.00 or a 20% discount to the public offering price that a share of the Company’s common stock or unit (if units are offered) is offered to the public resulting in the commencement of trading of the Company’s common stock on the Nasdaq, New York Stock Exchange or NYSE American. The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

Subsidiary Guarantee

The Company’s obligations under the Purchase Agreement and under the Notes are guaranteed by the Subsidiaries pursuant to a Subsidiary Guarantee, dated August 6, 2021 (the “Subsidiary Guarantee”) by and between Guarantors (as defined in the Subsidiary Guarantee) and the Purchasers. The Company’s obligations under the Notes are jointly and severally, unconditionally and irrevocably guaranteed by the Subsidiaries having that executed the Subsidiary Guarantee.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), which provided for the registration of the shares of common stock issued and issuable pursuant to the terms of the Notes and the Warrants without respect to any limitation or restriction on the conversion of the Notes or exercise of Warrants. The Registration Rights Agreement provided that the Company shall file a registration statement covering the shares underlying the Notes or Warrants with the Securities and Exchange Commission (“SEC”) and have the registration statement declared effective by the SEC within ninety (90) days of the Closing. A registration statement was filed with the SEC on September 8, 2021 but has not yet been declared effective.

The Private Offering

The Securities were not registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Securities was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

Ontario Notes

On July 23, 2021 and August 4, 2021, the Company, entered into loan agreements (the “Loan Agreements”) with 2622325 Ontario Limited (the “Lender”) each for a $500,000 loan in cash (the “Ontario Loans”) that will bear interest at a rate of 12% per annum and are to be repaid within 30 days of receipt of the Ontario Loan proceeds or such other date as may be accepted by the Lender in writing. The Company is not permitted to make any distribution or pay any dividend unless or until the Ontario Loans are repaid in full.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
●	reduced disclosure about our executive compensation arrangements;
●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and
●	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies.

Reverse Stock Split

We expect to effect a reverse stock split of our common stock at a ratio of up to 1-for-[*]. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. Following the effectiveness of the reverse stock split, all information presented in this prospectus other than in our consolidated financial statements and the notes thereto will be adjusted to give effect to such reverse stock split.

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Summary of the Offering

Issuer:	Slinger Bag Inc.

Common stock to be offered:	[*] shares of common stock, at a public offering price of $[*] per share.

Over-allotment option:	We have granted to the representative of the underwriters a 45-day option to purchase up to [*] additional shares of our common stock at the public offering price of $[*] per share, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Common stock outstanding prior to this offering: (1) Common stock to be outstanding after the offering: (1)	[*] shares [*] shares

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $[*] million, or approximately $[*] million if the underwriters exercise their over-allotment option in full, assuming an offering price of $[*] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities, and increased research and development expenditures. See “Use of Proceeds” for additional information.

Proposed Nasdaq Capital Market Trading Symbol and Listing:

We will apply to list our common stock on the Nasdaq Capital Market under the symbol “[*]”. We will not proceed with this offering in the event our common stock is not approved for the listing on the Nasdaq.

Risk factors:

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

Lock-up:	We, our directors, executive officers, and shareholders who own 5% or more of the outstanding shares if our common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 365 days, commencing on the date of this prospectus. See “Underwriting” for additional information.

(1)	The number of shares of our common stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on [*] shares outstanding as of [*], 2021. Unless otherwise indicated, the Shares outstanding after this offering excludes the following:

●	[*] shares of Common Stock issuable upon exercise of outstanding stock options as of [*], 2021, with a weighted-average exercise price of $[*] per share;

●	[*] shares of Common Stock issuable upon exercise of outstanding warrants as of [*], 2021, with a weighted-average exercise price of $[*] per share;

●	[*] shares of Common Stock reserved for future issuance under our 2020 Global Share Incentive Plan (the “2020 Plan”) as of [*], 2021;

●	[*] shares of Common Stock issuable upon conversion of the convertible notes issued in August 2021 (the “Notes”); and

●	any shares of Common Stock issuable upon exercise of the Representative’s over-allotment option.

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Summary Consolidated Financial Information

The following summary consolidated financial information at and for the fiscal years ended April 30, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended April 30,
	2021	2020

Net sales	$10,804,214	$686,179
Cost of sales	7,680,290	1,370,897
Gross income (loss)	3,123,924	(684,718)

Operating expenses:
Selling and marketing expenses	1,761,154	563,003
General and administrative expenses (1)	4,749,922	5,291,075
Research and development costs	339,385	179,982
Transaction costs	-	198,443
Total operating expenses	6,850,461	6,232,503

Loss from operations	(3,726,537)	(6,917,221)

Other expenses (income):
Amortization of debt discount	376,506	1,565,174
Loss on extinguishment of debt	3,030,495	-
Induced conversion loss	51,412	-
Gain on change in fair value of derivatives	(1,939,639)	-
Interest expense - related party	608,668	171,918
Interest expense (2)	12,740,781	573,431
Total other expense	14,868,223	2,310,523
Loss before income taxes	(18,594,760)	(9,227,744)
Provision for income taxes	-	-
Net loss	$(18,594,760)	$(9,227,744)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	(15,134)	(5,034)
Total other comprehensive loss, net of tax	(15,134)	(5,034)
Comprehensive loss	$(18,609,894)	$(9,232,778)
Net loss per share, basic and diluted	$(0.70)	$(0.37)
Weighted average number of common
shares outstanding, basic and diluted	26,723,038	24,689,813

(1)	Includes non-cash share-based compensation and shares issued in connection with services as follows:

General and administrative expenses	$869,348	$3,741,746

(2)	Includes non-cash interest expense as follows:

Interest expense	$12,501,178	$358,855

Summary Consolidated Balance Sheet Data

	At April 30,
	2021	2020

Cash and cash equivalents	$928,796	$79,847
Working capital	(18,553,120)	(3,105,916)
Total assets	5,697,512	1,381,001
Total long-term notes payable, net	10,477	1,887,914
Common stock and additional paid-in capital	10,392,699	5,239,719
Total shareholders’ deficit	(18,450,744)	(4,993,830)

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RISK FACTOR SUMMARY

Investing in shares of our common stock involves certain risks. Set forth below is a summary of the principal risks associated with an investment in our common stock. You should consider carefully the following discussion of risks, as well as the discussion of risks included in this prospectus including in the section “Risk Factors” starting on page 13, before you decide that an investment in our shares is appropriate for you.

●	Our business is sensitive to consumer spending and general economic conditions.

●	Our manufacturing takes place in China and, therefore, is susceptible to shutdowns and delays caused by the Coronavirus and other diseases and epidemics. Additionally, we rely on independent manufacturers and suppliers. Moreover, our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

●	The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

●	Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales.

●	We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

●	We operate in international markets and we are subject to the risks inherent in operating in such markets. Moreover, our product development company and chief marketing officer are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in or affecting Israel.

●	We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

●	Our results of operations are subject to seasonal and quarterly fluctuations, which could result in fluctuations in our operating results and adversely affect the market price of our common stock.

●	The growth of our business depends on the successful execution of our growth strategy, including our efforts to expand internationally by growing our e-commerce business.

●	We may be unable to respond effectively to changes in market trends and consumer preferences, as a result of which our market share, net sales and profitability could be adversely affected.

●	We may be unable to appeal to new consumers while maintaining the loyalty of our core consumers.

●	Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

●	Our business could suffer if we are unable to maintain our website or manage our inventory effectively.

●	Expanding our business and executing our growth strategy may require additional capital in addition to cash provided by operating activities, which may not be available to us. Our future growth, development or expansion may not meet our expectations.

●	We depend on existing members of management and key employees to implement key elements in our strategy for growth, and the failure to retain them or to attract appropriately qualified new personnel could affect our ability to implement our growth strategy successfully.

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●	We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

●	Failure to protect confidential information of our consumers and our network against security breaches or failure to comply with privacy and security laws and regulations could damage our reputation, brand and business.

●	For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

●	There is currently limited liquidity of shares of our common stock.

●	Investors in this offering will experience immediate and substantial dilution in net tangible book value.

●	There can be no assurances that our common stock, once listed on the Nasdaq, will not be subject to potential delisting if we do not continue to maintain the listing requirements of the Nasdaq.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

●	The price of shares of our common stock may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

●	Our products face intense competition.

●	We rely on technical innovation and high-quality products to compete in the market for our products.

●	We may fail to continue to obtain or maintain high-quality endorsers of our products, which could harm our business and prospects.

●	We may not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures.

●	We may fail to meet the requirements of the agreements under which we acquired our business interests, including any cash payments to the business operations, which could result in the loss of our right to continue to operate or develop the specific businesses described in the agreements.

●	Our business is subject to risks related to the inherent uncertainty of business operations including profit, cost of goods, production costs and cost estimates and the potential for unexpected costs and expenses.

●	We have a history of losses and there is uncertainty of our profitability.

●	We face risks related to environmental regulation and liability and to tax assessments.

●	We face other risks and uncertainties related to our prospects, properties and business strategy.

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RISK FACTORS

An investment in shares of our Common Stock involves a high degree of risk. Before making a decision to invest in shares of our Common Stock, you should carefully consider the risks that are described in this section, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in shares of our Common Stock and the suitability of investing in our shares in light of your particular circumstances. If any of the risks contained in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our Common Stock could decline and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page 4 of this prospectus.

Risks Related to Our Business

Our business is sensitive to consumer spending and general economic conditions.

Consumer purchases of discretionary premium sporting good items, which include all of our products, may be adversely affected by the current COVID-19 (“Coronavirus”) pandemic, as well as economic conditions such as employment levels, wage and salary levels, trends in consumer confidence and spending, reductions in consumer net worth, interest rates, inflation, the availability of consumer credit and taxation policies influence on public spending confidence. Recent dramatic downturns in the strength of global stock markets, currencies and key economies have highlighted many if not all, of these risks.

Consumer purchases in general may decline during recessions, periods of prolonged declines in the equity markets or housing markets and periods when disposable income and perceptions of consumer wealth are lower, and these risks may be exacerbated for us due to our focus on discretionary premium sporting good items. A downturn in the global economy, or in a regional economy in which we have significant sales, could have a material, adverse effect on consumer purchases of our products, our results of operations and our financial position, and a downturn adversely affecting our consumer base or travelers could have a disproportionate impact on our business.

There continues to be a significant and growing volatility and uncertainty in the global economy due to the Coronavirus pandemic affecting all business sectors and industries. In addition, the on-going uncertainty in Europe (including concerns that certain European countries may default in payments due on their national debt and concerns regarding the future viability of the European Union and the possible effects of its unraveling) and any resulting disruption could adversely impact our net sales in Europe and globally unless and until economic conditions in that region improve and the prospects of national debt defaults in Europe decline. Further or future downturns may adversely affect traffic at our on-line sales portals (which currently includes our own website www.slingerbag.com) and could materially and adversely affect our results of operations, financial position and growth strategy.

Likewise, the current impasse in U.S.-China trade relations has resulted in import duties for all Slinger products into the U.S. being increased from the previous standard of 5% to 30%. Our management has taken the view that at this time in the early years of Slinger’s growth, gaining distribution and share outweighs the immediate margin consideration and has decided to take the added increase in import tariffs as a margin loss.

Our manufacturing takes place in China and, therefore, is susceptible to shutdowns and delays caused by the Coronavirus and other diseases and epidemics. Additionally, we rely on independent manufacturers and suppliers.

As at the date hereof, our sole manufacturing facilities are located in southern China. Following the outbreak of the Coronavirus our manufacturing facility was shut down for three months, which caused significant delays in manufacturing and delivery of our products. However, there may be further outbreaks of the Coronavirus and other diseases and epidemics, which may cause further delays and shutdowns. This, in turn, will negatively affect our revenue and increase our expenses and costs.

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We do not control our independent manufacturers and suppliers or their labor and other business practices. Violations of labor, environmental or other laws by an independent manufacturer or supplier, or divergence of an independent manufacturer’s or supplier’s labor or other practices from those generally accepted as ethical or appropriate in the U.S., could disrupt the shipments of our products or draw negative publicity for us, thereby diminishing the value of our brand, reducing demand for our products and adversely affecting our net income. Additionally, since we do not manufacture our products, we are subject to risks associated with inventory and product quality-control.

Further, we have not historically entered into manufacturing contracts with our manufacturers; instead, we have hired them on an ad hoc basis. Identifying a suitable manufacturer is an involved process that requires us to become satisfied with the prospective manufacturer’s quality control, responsiveness and service capabilities, financial stability and labor practices. While we have business continuity and contingency plans for alternative sourcing, we may be unable, in the event of a significant disruption in our sourcing, to locate alternative manufacturers or suppliers of comparable quality at an acceptable price, or at all, which could result in product shortages or decreases in product quality, and adversely affect our net sales, gross margin, net income, customer relationships and our reputation.

We depend on the strength of the Slinger® brand.

We expect to derive substantially all of our net sales from sales of Slinger branded products. The reputation and integrity of the Slinger brand are essential to the success of our business. We believe that our consumers value the status and reputation of the Slinger brand, and the superior quality, performance, functionality and durability that our brand represents. Building, maintaining and enhancing the status and reputation of the Slinger brand image is important to expanding our consumer base. Our continued success and growth depend on our ability to protect and promote the Slinger brand, which, in turn, depends on factors such as the quality, performance, functionality and durability of our products, our communication activities, including advertising and public relations, and our management of the consumer experience, including direct interfaces through customer service and warranty repairs. We may decide to make substantial investments in these areas in order to maintain and enhance our brand, and such investments may not be successful.

Additionally, in order to expand our reach in the future, we may need to engage with third-party distributors. To the extent those third-party distributors fail to comply with our operating guidelines, we may not be successful in protecting our brand image. Product defects, product recalls, counterfeit products and ineffective marketing are among the potential threats to the strength of our brand and to protect our brand’s status we may need to make substantial expenditures to mitigate the impact of such threats.

Moreover, if we fail to continue to innovate to ensure that our products are deemed to achieve superior levels of function, quality and design, or to otherwise be sufficiently distinguishable from our competitors’ products, or if we fail to manage the growth of our on-line sales in a way that protects the high-end nature of our brand, the value of the Slinger brand may be diluted, and we may not be able to maintain our premium position and pricing or sales volumes, which could adversely affect our financial performance and business. We believe that maintaining and enhancing our brand image in new markets where we have limited brand recognition is important to expanding our consumer base. If we are unable to maintain or enhance our brand in new markets, then our growth strategy could be adversely affected.

The cost of raw materials, labor or freight could lead to an increase in our cost of sales and cause our results of operations to suffer.

Increasing costs for raw materials, labor or freight could make our sourcing processes more costly and negatively affect our gross margin and profitability. Labor costs at our independent manufacturers’ sites have been increasing and it is unlikely that these increases will abate. Wage and price inflation in our source countries could cause unanticipated price increases, which may be significant. Such price increases by our independent manufacturers could be rapid in the absence of manufacturing contracts. Energy costs have fluctuated dramatically in the past and may fluctuate in the future. Rising energy costs may increase our costs of transporting our products for distribution and the costs of products that we source from independent suppliers. Further, many of our products are made of materials, such as high impact plastics, plastic-injected molded parts, and lightweight high tensile strength metals, that are either petroleum-based or require energy to construct and transport. Costs for transportation of such materials have been increasing as the price of petroleum increases. Our independent suppliers and manufacturers may attempt to pass these cost increases on to us, and our relationships with them may be harmed or lost if we refuse to pay such increases, which could lead to product shortages. If we pay such increases, we may not be able to offset them through increases in our pricing and other means, which could adversely affect our ability to maintain our targeted gross margins. If we attempt to pass the increases on to consumers, our sales may be adversely affected.

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Failure to adequately protect our intellectual property and curb the sale of counterfeit merchandise could injure our brand and negatively affect our sales.

Our trademarks, copyrights, patents, designs and other intellectual property rights are important to our success and our competitive position. We devote significant resources to the registration and protection of our trademarks and patents. In spite of our efforts, counterfeiting and design copies may still occur. If we are unsuccessful in challenging the usurpation of these rights by third parties, this could adversely affect our future sales, financial condition and results of operations. Our efforts to enforce our intellectual property rights can potentially be met with defenses and counterclaims attacking the validity and enforceability of our intellectual property rights. Unplanned increases in legal fees and other costs associated with protecting our intellectual property rights could result in higher operating expenses. Additionally, legal regimes outside the U.S., particularly those in Asia, including China, may not always protect intellectual property rights to the same degree as U.S. laws, or the time required to enforce our intellectual property rights under these legal regimes may be lengthy and delay our recovery.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees, or outside consultants in the course of their employment or retention with us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the scope of his or her employment with a company are regarded as “service inventions.” The Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, has previously held, in certain cases, that employees may be entitled to remuneration for service inventions that they develop during their service for a company despite their explicit waiver of such right. Therefore, although we enter into agreements with all of our employees pursuant to which they waive their right to special remuneration for service inventions created in the scope of their employment or engagement and agree that any such inventions are owned exclusively by us, we may face claims by employees demanding remuneration beyond their regular salary and benefits.

We face risks associated with operating in international markets.

We operate in a global marketplace and international sales growth is a key element of our growth strategy. We are subject to risks associated with our international operations, including, but not limited to:

●	Foreign currency exchange rates, including GBP;

●	Economic or governmental instability in foreign markets in which we operate or in those countries from which we source our merchandise;

●	Unexpected changes in laws, regulatory requirements, taxes or trade laws;

●	Increases in the cost of transporting goods globally;

●	Acts of war, terrorist attacks, outbreaks of contagious disease and other events over which we have no control; and

●	Changes in foreign or domestic legal and regulatory requirements resulting in the imposition of new or more onerous trade restrictions, tariffs, duties, taxes, embargoes, exchange or other government controls.

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Any of these risks could have an adverse impact on our results of operations, financial position or growth strategy. Furthermore, some of our international operations are conducted in parts of the world that experience corruption to some degree. Although we have policies and procedures in place that are designed to promote legal and regulatory compliance (including with respect to the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act 2010), our employees and wholesalers could take actions that violate applicable anti-corruption laws or regulations. Violations of these laws, or allegations of such violations, could have an adverse impact on our reputation, our results of operations or our financial position.

Foreign exchange movements may also negatively affect the relative purchasing power of foreign tourists and result in declines in travel volumes or their willingness to purchase discretionary premium goods, such as our products, while traveling, which would adversely affect our net sales. We do not currently use the derivative markets to hedge foreign currency fluctuations.

We may be subject to product liability lawsuits or claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may be subject to product liability lawsuits and claims that, if material individually or in the aggregate, could harm our business, prospects, results of operations and financial condition. We may face lawsuits or claims if our products do not perform as expected, malfunction or are used without complying with their specifications. Moreover, a product liability lawsuit or claim, regardless of merit, could generate negative publicity about our products, which could have a material adverse effect on our brand, business, prospects, results of operations and financial condition. Any lawsuit or claim seeking monetary damages significantly exceeding our coverage or outside of our coverage may have a material adverse effect on our business and financial condition.

Our results of operations are subject to seasonal and quarterly fluctuations, which could adversely affect the market price of our common stock.

Our quarterly results of operations may fluctuate significantly as a result of a variety of factors, including, but not limited to:

●	Changes in the number of our points of distribution;

●	Weather trends;

●	Changes in our merchandise mix; and

●	The timing of new product introductions.

The growth of our business depends on the successful execution of our growth strategy, including our efforts to expand internationally by growing our e-commerce business.

Our current growth strategy depends on our ability to continue to expand geographically in a number of international regions including Asia, Europe, North America, China, Japan, South Korea, Middle East, India, South Africa and Australia. This growth strategy is contingent upon our ability to continually introduce our products to new markets. The implementation of higher tariffs, quotas or other restrictive trade policies in any international regions in which we seek to operate could adversely affect our ability to commence new international operations, which could have an adverse impact on our growth strategy. Further, consumer demand behavior, as well as tastes and purchasing trends, may differ in various countries and, as a result, sales of our products may not be, or may take time to become, successful, and gross margins on those net sales may not be in line with what we currently experience. Our ability to execute our international growth strategy, especially where we are not yet established, depends on our ability to understand regional market demographics, and we may not be able to do so. If we are unable to expand our business internationally, our growth strategy and our financial results could be materially adversely affected.

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If we are unable to respond effectively to changes in market trends and consumer preferences, our market share, net sales and profitability could be adversely affected.

The success of our business depends on our ability to identify the key product and market trends and bring products to market in a timely manner that satisfy the current preferences of a broad range of consumers (either by enhancing existing products or by developing new product offerings). Consumer preferences differ across and within different parts of the world, and shift over time in response to changing aesthetics and economic circumstances. We believe that our success in developing products that are innovative and that meet our consumers’ functional needs is an important factor in our image as a premium brand, and in our ability to charge premium prices. We may not be able to anticipate or respond to changes in consumer preferences, and, even if we do anticipate and respond to such changes, we may not be able to bring to market in a timely manner enhanced or new products that meet these changing preferences. If we fail to anticipate or respond to changes in consumer preferences or fail to bring products to market in a timely manner that satisfy new preferences, our market share and our net sales and profitability could be adversely affected.

We may be unable to appeal to new consumers while maintaining the loyalty of our core consumers.

Part of our growth strategy is to introduce new consumers, including younger consumers, to the Slinger brand. If we are unable to attract new consumers, including younger consumers, our business and results of operations may be adversely affected as our core consumers’ age increases and levels of travel and purchasing frequency decrease. Initiatives and strategies intended to position our brand to appeal to new and younger consumers may not appeal to our core consumers and may diminish the appeal of our brand to our core consumers, resulting in reduced core consumer loyalty. If we are unable to successfully appeal to new and younger consumers while maintaining our brand’s premium image with our core consumers, then our net sales and our brand image may be adversely affected.

Fluctuations in our tax obligations and effective tax rate may have a negative effect on our operating results.

We may be subject to income taxes in multiple jurisdictions. We record tax expense based on our estimates of future payments, which include reserves for uncertain tax provisions in multiple tax jurisdictions. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. As a result, we expect that throughout the year there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated. Further, our effective tax rate in a given financial period may be materially impacted by changes in mix and level of earnings or by changes to existing accounting rules or regulations. In addition, tax legislation enacted in the future could negatively impact our current or future tax structure and effective tax rates.

Our business could suffer if we are unable to maintain our website or manage our inventory effectively.

We employ a distribution strategy that is heavily dependent upon our website and third-party distributors’ e-commerce websites. The effectiveness of our e-commerce strategy depends on our ability to manage our inventory and our distribution processes effectively so as to ensure that our products are available in sufficient quantities and thereby prevent lost sales. If we are not able to maintain our e-commerce channels, or if we are not able to effectively manage our inventory, we could experience a decline in net sales, as well as excess inventories for some products and missed opportunities for other products. In addition, the failure to deliver our products to customers in accordance with our delivery schedules could damage our relationship with these customers and lead to negative feedback being posted on e-commerce sites. Consequently, our net sales, profitability and the implementation of our growth strategy could be adversely affected.

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We plan to use cash provided by operating activities to fund our expanding business and execute our growth strategy and may require additional capital, which may not be available to us.

We expect our business to rely on net cash provided by our future operating activities as our primary source of liquidity. To support our business and execute our growth strategy as planned, we will need to generate significant amounts of cash from operations in order to purchase inventory, pay personnel, invest in research and development, and pay for the increased costs associated with operating as a public company. If our business does not generate cash flow from operating activities sufficient to fund these activities, and if sufficient funds are not otherwise available to us, we will need to seek additional capital, through debt or equity financings, to fund our growth. Conditions in the credit markets (such as availability of finance and fluctuations in interest rates) may make it difficult for us to obtain such financing on attractive terms or even at all. Additional debt financing that we may undertake, may be expensive and might impose on us covenants that restrict our operations and strategic initiatives, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our capital stock, make investments and engage in merger, consolidation and asset sale transactions. Equity financings may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our equity securities may be lower than the price per share of our common stock. The holders of new securities may also have rights, preferences or privileges that are senior to those of existing holders of common stock. If new sources of financing are required, but are unattractive, insufficient or unavailable, then we will be required to modify our growth and operating plans based on available funding, if any, which would inhibit our growth and could harm our business.

Our extended supply chain requires long lead times and relies heavily on manufacturers in Asia.

We rely heavily on manufacturers in Asia, which requires long lead times to get goods to markets. The long lead times will require us to carry extra inventory to avoid out-of-stock scenarios. In the event of a decline in demand for our products, due to general economic conditions or other factors, we may be forced to liquidate this extra inventory at lower margins or at a loss. In addition, as a result of these long lead times, design decisions are required to be made several months or as early as a year and a half before the goods are delivered. Consumers’ tastes can change between the time a product is designed and the time it takes to get to market. If the designs are not popular with consumers, it could also result in the need to liquidate the inventories at lower margins or at a loss, which would adversely affect our results of operations.

We depend on existing members of management and key employees to implement key elements in our strategy for growth, and the failure to retain them or to attract appropriately qualified new personnel could affect our ability to implement our growth strategy successfully.

The successful implementation of our growth strategy depends in part on our ability to retain our experienced management team and key employees and on our ability to attract appropriately qualified new personnel. For instance, our chief executive officer has extensive experience running branded sporting goods as well as retail-oriented businesses. The loss of any key member of our management team or other key employees could hinder or delay our ability to implement our growth strategy effectively. Further, if we are unable to attract appropriately qualified new personnel as we expand over the next few years, we may not be successful in implementing our growth strategy. In either instance, our profitability and financial performance could be adversely affected.

Under applicable employment laws, we may not be able to enforce covenants not to compete.

We generally enter into non-competition agreements as part of our employment agreements with our employees. These agreements generally prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us.

For example, some labor courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, which have been recognized by the courts as justification for the enforcement of non-compete undertakings, such as the protection of a company’s trade secrets or other intellectual property.

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We do not employ traditional advertising channels, and if we fail to adequately market our brand through product introductions and other means of promotion, our business could be adversely affected.

Our marketing strategy depends on our ability to promote our brand’s message by using online advertising and social media to promote new product introductions in a cost-effective manner and possibly from time to time the use of newspapers and magazines. We do not employ traditional advertising channels such as billboards, television and radio. If our marketing efforts are not successful at attracting new consumers and increasing purchasing frequency by our existing consumers, there may be no cost-effective marketing channels available to us for the promotion of our brand. If we increase our spending on advertising, or initiate spending on traditional advertising, our expenses will rise, and our advertising efforts may not be successful. In addition, if we are unable to successfully and cost-effectively employ advertising channels to promote our brand to new consumers and new markets, our growth strategy may be adversely affected.

Failure to protect confidential information of our consumers and our network against security breaches or failure to comply with privacy and security laws and regulations could damage our reputation, brand and business.

A significant challenge to e-commerce and communications, including the operation of our website, is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. On our website, a majority of the sales are billed to our consumers’ credit card accounts directly, orders are shipped to a consumer’s address, and consumers log on using their email address. In such transactions, maintaining complete security for the transmission of confidential information on our website, such as consumers’ credit card numbers and expiration dates, personal information and billing addresses, is essential to maintaining consumer confidence. In addition, we hold certain private information about our consumers, such as their names, addresses, phone numbers and browsing and purchasing records. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect consumer transaction data. In addition, any party who is able to illicitly obtain a user’s password could potentially access the user’s transaction data or personal information. We may not be able to prevent third parties, such as hackers or criminal organizations, from stealing information provided by our consumers to us through our website. In addition, our third-party merchants and delivery service providers may violate their confidentiality obligations and disclose information about our consumers. Any compromise of our security or material violation of a non-disclosure obligation could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability, which could substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from reporting requirements applicable to other publicly reporting companies that are not emerging growth companies. These include: (i) not being required to comply with the auditor attestation requirements for the assessment of our internal controls over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) not being required to comply with any requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (iv) not being required to provide certain disclosure regarding executive compensation required of larger publicly reporting companies, and (v) not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years from the end of our current fiscal year, although, if the market value of our common shares that is held by non-affiliates exceeds $700 million as of any October 31 before the end of that five-year period, we would cease to be an emerging growth company as of the following April 30. We cannot predict if investors will find our common shares less attractive if we choose to rely on these exemptions. If some investors find our common shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other publicly reporting companies and you may not have the same protections afforded to shareholders of such companies.

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Our product development company and chief marketing officer are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

We operate our Slinger business in Israel under Slinger Bag Ltd. We have also engaged an Israeli product development company to assist in the development of our current and future products and our chief marketing officer resides in Israel. Accordingly, political, economic and military conditions in Israel directly affect our business.

Political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas and Hezbollah extremist groups. In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability or violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and adversely affect the market price of our shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Further, our operations could be disrupted by the obligations of our employees to perform military service. Our chief marketing officer is subject to the obligation to perform reserve military duty. In response to increased tension and hostilities in the region, there have been, at times, call-ups of military reservists, and it is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of these employees due to military service. Such disruption could harm our business and operating results.

Popular uprisings in various countries in the Middle East and North Africa are affecting the political stability of those countries. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and these countries. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and companies with an Israeli presence, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit our ability to sell our products to customers in those countries.

Our products face intense competition.

Slinger is a consumer products company and the relative popularity of tennis and various sports and fitness activities and changing design trends affect the demand for our products. The athletic equipment industry is highly competitive both in the U.S. and worldwide. We compete internationally with a significant number of athletic and sports equipment companies and large companies having diversified lines of athletic and sports equipment. We also compete with other companies for the production capacity of independent manufacturers that produce our products. Our online digital e-commerce operations compete with brand wholesalers or specialist retailers.

Product offerings, technologies, marketing expenditures (including expenditures for advertising and endorsements), pricing, costs of production, customer service, digital commerce platforms and social media presence are areas of intense competition. This, in addition to rapid changes in technology and consumer preferences in the markets for athletic and sports equipment, constitute significant risk factors in our operations. In addition, the competitive nature of retail including shifts in the ways in which consumers are shopping, and the rising trend of digital commerce, constitutes a risk factor implicating our online and wholesale operations. If we do not adequately and timely anticipate and respond to our competitors, our costs may increase or the consumer demand for our products may decline significantly.

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We rely on technical innovation and high-quality products to compete in the market for our products.

Research and development plays a key role in technical innovation. We rely upon specialists in the fields of engineering, industrial design, sustainability and related fields, as well as other experts to develop and test cutting-edge performance products. While we strive to produce products that help to enhance player performance, if we fail to introduce technical innovation in our products, consumer demand for our products could decline, and if we experience problems with the quality of our products, we may incur substantial expense to remedy the problems.

Failure to continue to obtain or maintain high-quality endorsers of our products could harm our business.

We establish relationships with professional athletes, as well as other public figures such as teaching pros and influencers, to develop, evaluate and promote our products, as well as establish product authenticity with consumers. However, as competition in our industry has increased, the costs associated with establishing and retaining such sponsorships and other relationships have increased. If we are unable to maintain our current associations with professional athletes, or other public figures, or to do so at a reasonable cost, we could lose the high visibility or on-field authenticity associated with our products, and we may be required to modify and substantially increase our marketing investments. As a result, our brands, net revenues, expenses and profitability could be harmed. Furthermore, if certain endorsers were to stop using our products contrary to their endorsement agreements, our business could be adversely affected. In addition, actions taken by athletes or other endorsers, associated with our products that harm the reputations of those athletes or endorsers, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition. In addition, poor performance by our endorsers, a failure to continue to correctly identify future athletes, public figures or sports organizations, to use and endorse our products or a failure to enter into cost-effective endorsement arrangements with prominent athletes, public figures, and sports organizations could adversely affect our brand, sales and profitability.

Our business may be affected by seasonality, which could result in fluctuations in our operating results.

We expect to experience moderate fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to exceed those in the second and third fiscal quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions. In addition, our customers may cancel orders, change delivery schedules or change the mix of products ordered with minimal notice. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, availability of import quotas, transportation disruptions and currency exchange rate fluctuations, could adversely affect our business and cause our results of operations to fluctuate. Our operating margins are also sensitive to a number of additional factors that are beyond our control, including manufacturing and transportation costs, shifts in product sales mix and geographic sales trends, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

We may be adversely affected by the financial health of our customers.

We extend credit to our tennis wholesale and tennis specialist retail customers based on an assessment of a customer’s financial condition, generally without requiring collateral. To assist in the scheduling of production and the shipping of our products, we offer our distributor partners the opportunity to place orders three months ahead of delivery under our direct ship ordering program. These advance orders may be canceled under certain conditions, and the risk of cancellation may increase when dealing with financially unstable distribution partners struggling with economic uncertainty. In the past, some sports customers have experienced financial difficulties up to and including bankruptcies. Such future events would have an adverse effect on our sales, our ability to collect on receivables and our financial condition. When the retail economy weakens or as consumer behavior shifts, retailers may be more cautious with orders. A slowing or changing economy in our key markets could adversely affect the financial health of our customers, which in turn could have an adverse effect on our results of operations and financial condition. In addition, product sales are dependent in part on high quality merchandising and an appealing retail environment to attract consumers, which requires continuing investments by retailers. Retailers that experience financial difficulties may fail to make such investments or delay them, resulting in lower sales and orders for our products.

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Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows and harm to our business.

To meet anticipated demand for our products, we purchase products from manufacturers outside of our direct ship ordering program and in advance of customer orders, which we hold in inventory and resell to customers. There is a risk we may be unable to sell excess products ordered from manufacturers. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have an adverse effect on our operating results, financial condition and cash flows. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply products we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, negatively impact retailer, distributor and consumer relationships and diminish brand loyalty. The difficulty in forecasting demand also makes it difficult to estimate our future results of operations, financial condition and cash flows from period to period. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income, and we are unlikely to forecast such effects with any certainty in advance.

Consolidation of retailers or concentration of retail market share among a few retailers may increase and concentrate our credit risk and impair our ability to sell products.

The sports equipment retail markets in some countries are dominated by a few large athletic equipment retailers with many stores. These retailers have in the past increased their market share by expanding through acquisitions and construction of additional stores. These situations concentrate our credit risk with a relatively small number of retailers, and, if any of these retailers were to experience a shortage of liquidity or consumer behavior shifts away from traditional retail, it would increase the risk that their outstanding payables to us may not be paid. In addition, increasing market share concentration among one or a few retailers in a particular country or region increases the risk that if any one of them substantially reduces their purchases of our products, we may be unable to find a sufficient number of other retail outlets for our products to sustain the same level of sales and revenues.

If the technology-based systems that give our consumers the ability to shop with us online do not function effectively, our operating results, as well as our ability to grow our digital commerce business globally, could be materially adversely affected.

Many of our consumers shop with us through our digital platforms. Increasingly, consumers are using mobile-based devices and applications to shop online with us and with our competitors and to do comparison shopping. We are increasingly using social media and proprietary mobile applications to interact with our consumers and as a means to enhance their shopping experience. Any failure on our part to provide attractive, effective, reliable, user-friendly digital commerce platforms that offer a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of digital commerce and other sales, harm our reputation with consumers, have a material adverse impact on the growth of our digital commerce business globally and could have a material adverse impact on our business and results of operations. Risks specific to our digital commerce business also include liability for online content. Our failure to successfully respond to these risks might adversely affect sales in our digital commerce business, as well as damage our reputation and brands. Many factors unique to e-commerce operations, some of which are beyond our control, pose risks and uncertainties. Risks include, but are not limited to credit card fraud or data mismanagement.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

In addition to our own sensitive and proprietary business information, we handle transactional and personal information about our customers and users of our digital experiences, which include online distribution channels and product engagement, adaptive products and personal fitness applications. Hackers and data thieves are increasingly sophisticated and operate social engineering, such as phishing, and large-scale, complex automated attacks that can evade detection for long periods of time. Any breach of our or our service providers’ network, or other vendor systems, may result in the loss of confidential business and financial data, misappropriation of our consumers’, users’ or employees’ personal information or a disruption of our business. Any of these outcomes could have a material adverse effect on our business, including unwanted media attention, impairment of our consumer and customer relationships, damage to our reputation; resulting in lost sales and consumers, fines, lawsuits, or significant legal and remediation expenses. We also may need to expend significant resources to protect against, respond to and/or redress problems caused by any breach. In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere.

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Failure of our contractors or our licensees’ contractors to comply with local laws and other standards could harm our business.

We work with contractors outside of the U.S. to manufacture our products. We require the contractors that directly manufacture our products and our licensees that make products using our intellectual property (including, indirectly, their contract manufacturers) to comply with environmental, health and safety standards for the benefit of workers. We also require these contractors to comply with applicable standards for product safety. Notwithstanding their contractual obligations, from time-to-time contractors may not comply with such standards or applicable local law or our licensees may fail to enforce such standards or applicable local law on their contractors. Significant or continuing noncompliance with such standards and laws by one or more contractors could harm our reputation or result in a product recall and, as a result, could have an adverse effect on our sales and financial condition. Negative publicity regarding production methods, alleged practices or workplace or related conditions of any of our suppliers, manufacturers or licensees could adversely affect our brand image and sales and force us to locate alternative suppliers, manufacturers or licenses.

Our international operations involve inherent risks which could result in harm to our business.

All of our equipment is manufactured outside of the U.S. with a large volume of our products being also sold outside of the U.S. Accordingly, we are subject to the risks generally associated with global trade and doing business abroad, which include foreign laws and regulations, varying consumer preferences across geographic regions, political unrest, disruptions or delays in cross-border shipments and changes in economic conditions in countries in which our products are manufactured or where we sell products. This includes, for example, the uncertainty surrounding the effect of Brexit, including changes to the legal and regulatory framework that apply to the United Kingdom and its relationship with the European Union, as well as new and proposed changes affecting tax laws and trade policy in the U.S. and elsewhere as further described in other risks in this section. The U.S. presidential administration has indicated a focus on policy reforms that discourage U.S. corporations from outsourcing manufacturing and production activities to foreign jurisdictions, including through tariffs or penalties on goods manufactured outside the U.S., which may require us to change the way we conduct business and adversely affect our results of operations. The administration has also targeted the specific practices of certain U.S. multinational corporations in public statements which, if directed at us, could harm our reputation or otherwise negatively impact our business.

We could be subject to changes in tax rates, adoption of new tax laws, additional tax liabilities or increased volatility in our effective tax rate.

We are subject to the tax laws in the U.S. and numerous foreign jurisdictions. Current economic and political conditions make tax laws and regulations, or their interpretation and application, in any jurisdiction subject to significant change. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Tax Act”), which includes a number of significant changes to previous U.S. tax laws that impact us, including provisions for a one-time transition tax on deemed repatriation of undistributed foreign earnings, and a reduction in the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017, among other changes. The Tax Act also transitions U.S. international taxation from a worldwide system to a modified territorial system and includes base erosion prevention measures on non-U.S. earnings, which has the effect of subjecting certain earnings of our foreign subsidiaries to U.S. taxation.

We earn a substantial portion of our income in foreign countries and are subject to the tax laws of those jurisdictions. There have been proposals to reform foreign tax laws that could significantly impact how U.S. multinational corporations are taxed on foreign earnings. Although we cannot predict whether or in what form these proposals will pass, several of the proposals considered, if enacted into law, could have an adverse impact on our income tax expense and cash flows.

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Portions of our operations are subject to a reduced tax rate or are free of tax under various tax holidays and rulings. We also utilize tax rulings and other agreements to obtain certainty in treatment of certain tax matters. These holidays and rulings expire in whole or in part from time to time and may be extended when certain conditions are met or terminated if certain conditions are not met. The impact of any changes in conditions would be the loss of certainty in treatment thus potentially impacting our effective income tax rate.

We may also be subject to the examination of our tax returns by the U.S. Internal Revenue Service (“IRS”) and other tax authorities. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax provisions are adequate, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. For example, we and our subsidiaries are also engaged in a number of intercompany transactions across multiple tax jurisdictions. Although we believe we have clearly reflected the economics of these transactions and the proper local transfer pricing documentation is in place, tax authorities may propose and sustain adjustments that could result in changes that may impact our mix of earnings in countries with differing statutory tax rates.

Our products are subject to risks associated with overseas sourcing, manufacturing and financing.

The principal materials used in our products (e.g., injection molded plastics, polyester, electrical motors, remote controls) are available in countries where our manufacturing takes place. Our products are dependent upon the ability of our unaffiliated contract manufacturers to locate, train, employ and retain adequate personnel. Slinger contractors and suppliers buy raw materials and are subject to wage rates that are oftentimes regulated by the governments of the countries in which our products are manufactured.

There could be a significant disruption in the supply of raw materials from current sources or, in the event of a disruption, our contract manufacturers might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price or at all. Further, our unaffiliated contract manufacturers have experienced and may continue to experience in the future, unexpected increases in work wages, whether government mandated or otherwise and increases in compliance costs due to governmental regulation concerning certain metals used in the manufacturing of our products. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. If we experience significant increases in demand, or reductions in the availability of materials, or need to replace an existing manufacturer, there can be no assurance additional supplies of raw materials or additional manufacturing capacity will be available when required on terms acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing or sources of materials, we may encounter delays in production and added costs as a result of the time it takes to train suppliers and manufacturers in our methods, products, quality control standards and labor, health and safety standards. Any delays, interruption or increased costs in labor or wages, or the supply of materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short- and long-term.

Because independent manufacturers make all of our products outside of our principal sales markets, our products must be transported by third parties over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages, port strikes, infrastructure congestion or other factors, and costs and delays associated with consolidating or transitioning between manufacturers, could adversely impact our financial performance. In addition, manufacturing delays or unexpected demand for our products may require us to use faster, but more expensive, transportation methods such as air freight, which could adversely affect our profit margins. The cost of oil is a significant component in manufacturing and transportation costs, so increases in the price of petroleum products can adversely affect our profit margins. Changes in U.S. trade policies, including new and potential changes to import tariffs and existing trade policies and agreements, could also have a significant impact on our activities in foreign jurisdictions, and could adversely affect our results of operations.

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We rely significantly on information technology to operate our business, including our supply chain and retail operations, and any failure, inadequacy or interruption of that technology could harm our ability to effectively operate our business.

We are heavily dependent on information technology systems and networks, including the Internet and third-party services (“Information Technology Systems”), across our supply chain, including product design, production, forecasting, ordering, manufacturing, transportation, sales and distribution, as well as for processing financial information for external and internal reporting purposes, retail operations and other business activities. Information Technology Systems are critical to many of our operating activities and our business processes and they may be negatively impacted by any service interruption or shutdown. For example, our ability to effectively manage and maintain our inventory and to ship products to customers on a timely basis depends significantly on the reliability of these Information Technology Systems. We have implemented Information Technology Systems in all of the geographical regions in which we operate. Our work to integrate, secure and enhance these systems and related processes in our global operations is ongoing and Slinger will continue to invest in these efforts. The failure of these systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes, or failure to properly maintain, protect, repair or upgrade systems, or problems with transitioning to upgraded or replacement systems could cause delays in product fulfillment and reduced efficiency of our operations, could require significant capital investments to remediate the problem which may not be sufficient to cover all eventualities, and may have an adverse effect on our reputation, results of operations and financial condition.

We also use Information Technology Systems to process financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. If Information Technology Systems suffer severe damage, disruption or shutdown and our business continuity plans, or those of our vendors, do not effectively resolve the issues in a timely manner, we could experience delays in reporting our financial results, which could result in lost revenues and profits, as well as reputational damage. Furthermore, we depend on Information Technology Systems and personal data collection for digital marketing, digital commerce, consumer engagement and the marketing and use of our digital products and services. We also rely on our ability to engage in electronic communications throughout the world between and among our employees as well as with other third parties, including customers, suppliers, vendors and consumers. Any interruption in Information Technology Systems may impede our ability to engage in the digital space and result in lost revenues, damage to our reputation, and loss of users.

Our financial results may be adversely affected if substantial investments in businesses and operations fail to produce expected returns.

From time to time, we may invest in technology, business infrastructure, new businesses, product offering and manufacturing innovation and expansion of existing businesses, such as our digital commerce operations, which require substantial cash investments and management attention. We believe cost-effective investments are essential to business growth and profitability; however, significant investments are subject to typical risks and uncertainties inherent in developing a new business or expanding an existing business. The failure of any significant investment to provide expected returns or profitability could have a material adverse effect on our financial results and divert management attention from more profitable business operations.

We are subject to a complex array of laws and regulations, which could have an adverse effect on our business, financial condition and results of operations.

As a global business, we are subject to and must comply with extensive laws and regulations in the U.S. and other jurisdictions in which we have operations and distribution channels. If we or our employees, agents, suppliers, and other partners fail to comply with any of these laws or regulations, such failure could subject us to fines, sanctions or other penalties that could negatively affect our reputation, business, financial condition and results of operations. We may be involved in various types of claims, lawsuits, regulatory proceedings and government investigations relating to our business, our products and the actions of our employees and representatives, including contractual and employment relationships, product liability, antitrust, trademark rights and a variety of other matters. It is not possible to predict with certainty the outcome of any such legal or regulatory proceedings or investigations, and we could in the future incur judgments, fines or penalties, or enter into settlements of lawsuits and claims that could have a material adverse effect on our business, financial condition and results of operations and negatively impact our reputation. The global nature of our business means legal and compliance risks, such as anti-bribery, anti-corruption, fraud, trade, environmental, competition, privacy and other regulatory matters, will continue to exist and additional legal proceedings and other contingencies will arise from time to time, which could adversely affect us. In addition, the adoption of new laws or regulations, or changes in the interpretation of existing laws or regulations, may result in significant unanticipated legal and reputational risks. Any current or future legal or regulatory proceedings could divert management’s attention from our operations and result in substantial legal fees.

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The sale of a large number of shares of common stock by our principal shareholder could depress the market price of our common stock.

As of July 31, 2021, Yonah Kalfa beneficially owned approximately 67% of our common stock outstanding. The shares may become available for resale, subject to the requirements of the U.S. securities laws. The sale or prospect of a sale of a substantial number of these shares could have an adverse effect on the market price of our common stock.

There is substantial doubt regarding our ability to continue as a going concern absent obtaining adequate new debt or equity financing and achieving sufficient sales levels.

The Company’s management has determined that there is substantial doubt about the Company’s ability to continue as a going concern and the report of our independent registered public accounting firm on our consolidated financial statements for the years ended April 30, 2021 and 2020 included an explanatory paragraph with respect to the foregoing. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. This determination was based on the following factors: (i) the Company has a working capital deficit as of April 30, 2021, used cash in operations for the fiscal year ended April 30, 2021 of $4,517,457 million in 2021, and the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (ii) the Company will require additional financing for the fiscal year ending April 30, 2022 to continue at its expected level of operations; and (iii) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of the consolidated financial statements.

We have limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our deficiency in working capital at April 30, 2021 and other factors, our auditors have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to increase product sales, increase production, obtain inventory financing, seek strategic alternatives and to seek additional capital through future equity private placements or debt facilities.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues will be insufficient to pay off existing debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private placements of our common and preferred stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial working capital needs. Our cash on hand, together with cash generated from product sales, services, cash equivalents and short-term investments will not meet our working capital and capital expenditure requirements for the next twelve months. In fact, we will be required to raise additional funds throughout 2022 or we will need to limit operations until such time as we can raise substantial funds to meet our working capital needs. In addition, we will need to raise additional funds to fund our operations and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities.

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If we experience operating difficulties or other factors, many of which may be beyond our control, cause our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. We require additional financing, in addition to anticipated cash generated from our operations, to fund our working capital requirements. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis.

We are subject to the periodic reporting requirements of Section 15(d) and 12(g) of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in Section 2(a) of the Securities Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.07 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, if we take advantage of the exemptions available to us as an emerging growth company, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an emerging growth company.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $700 million in market capitalization, or we decide to opt-out of the status as an emerging growth company. This exemption is available to us until we have been public for more than five years.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

Persons who purchase shares of our common stock may lose their money without us ever being able to develop a market.

In the event that no market to purchase our common shares is ever created, it is likely that the entire investment of a purchaser in our common stock would be lost.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

We do not have any committed sources of financing. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 300,000,000 shares that are not issued. In addition, if a trading market ever develops for our common stock, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

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If we fail to maintain effective internal controls over financial reporting, then the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock could drop due to sales of a large number of shares of our common stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

Risks Related to this Offering

There is currently limited liquidity of shares of our common stock.

We can give no assurance that an active trading market for shares of our Common Stock will develop on the Nasdaq or if its develops, will be sustained, or that the shares of Common Stock will trade at or above the public offering price. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. The liquidity of the shares of our Common Stock may also be affected adversely by a reverse stock split given the increased number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the stock split.

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

You should consider an investment in our common shares to be risky, and you should invest in our common shares only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our common shares could be subject to significant fluctuations in response to the factors described in this section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

●	Actual or anticipated variations in our quarterly and annual operating results or those of companies perceived to be similar to us;

●	Weather conditions, particularly during holiday shopping periods;

●	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, or differences between our actual results and those expected by investors and securities analysts;

●	Fluctuations in the market valuations of companies perceived by investors to be comparable to us;

●	The public’s response to our or our competitors’ filings with the SEC or announcements regarding new products or services, enhancements, significant contracts, acquisitions, strategic investments, litigation, restructurings or other significant matters;

●	Speculation about our business in the press or the investment community;

●	Future sales of our shares;

●	Actions by our competitors;

●	Additions or departures of members of our senior management or other key personnel; and

●	The passage of legislation or other regulatory developments affecting us or our industry.

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In addition, the securities markets have experienced significant price and volume fluctuations that have affected and continue to affect market price of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, loss of investor confidence, interest rate changes, or international currency fluctuations, may negatively affect the market price of our shares.

If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend and a distraction to management.

We do not intend to pay dividends on our common shares.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant. As a result, you should expect to receive a return on your investment in our common shares only if the market price of the common shares increases, which may never occur.

Future sales, or the perception of future sales, of our common stock may depress the price of our common stock.

As of August 27, 2021, we have 41,850,872 outstanding common shares. Of these shares, 6,562,001 shares are in the public float or are eligible for re-sale under Rule 144. The remaining 35,288,871 shares common stock outstanding are “restricted securities” within the meaning of Rule 144. On September 8, 2021, we filed a registration statement with the SEC to register an additional 11,674,077 shares of common stock, however, this registration statement has not yet been declared effective. Additional sales of our common shares in the public market after the date hereof, or the perception that these sales could occur, could cause the market price of our common shares to decline.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $ _____ per share, based on the assumed public offering price of $_____ per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

There can be no assurances that our common stock, once listed on the Nasdaq, will not be subject to potential delisting if we do not continue to maintain the listing requirements of the Nasdaq.

We will apply to list the shares of our common stock on the Nasdaq, under the symbol “____.” An approval of our listing application by the Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of the Nasdaq. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the Nasdaq), would make it more difficult for shareholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock may be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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USE OF PROCEEDS

Based upon an assumed public offering price of $[*] per share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $[*] assuming the Underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

Use of Net Proceeds
[Working Capital]	$
[Sales and Marketing]	$
[Research and Development]	$

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have not historically declared dividends on our common stock, and we do not currently intend to pay dividends on our common stock. The declaration, amount, and payment of any future dividends on shares of our common stock, if any, will be at the sole discretion of our Board, out of funds legally available for dividends. As a Nevada corporation, we are not permitted to pay dividends if, after giving effect to such payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy any preferential rights if we were dissolving.

Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our Board.

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CAPITALIZATION

Set forth below is our cash and capitalization as of [*], 2021:

●	On an actual basis;
●	on a pro forma basis to reflect: (i) the sale of [*] shares of common stock on [*], 2021 for a price per share of $[*] for total proceeds of $[*]; (ii) the exercise of [*] warrant shares on [*], 2021 for a price per share of $[*] for total proceeds of $[*] and (iii) as of [*], 2021, the issuance of [*] shares of common stock following the conversion of Notes.
●	on a pro forma as adjusted basis to reflect the issuance and sale of the shares by us in this offering at the public offering price of $[*] per share, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

As of [*], 2021
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and restricted cash	$	$	$
Total debt at face value
Total stockholders’ equity:
Common stock, $0.001 par value, [*] shares authorized [*] issued and outstanding as of [*], 2021
Additional paid-in capital
Accumulated (deficit)
Total stockholders’ equity
Capitalization	$	$	$

(1)	A $0.50 increase or decrease in the assumed public offering price per share would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[*] million assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts, commissions and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $[*] million, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of [*], 2021 was ($[*]), or $(0. [*]) per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of common stock is our historical net tangible book value divided by the number of outstanding shares of common stock as of [*], 2021.

Our pro forma net tangible book value as of [*], 2021 was $[*] per share of Common Stock. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding common stock, after giving effect to the pro forma adjustments referenced under “Capitalization.”

After giving effect to this offering, at an assumed public offering price of $       per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis as of [*], 2021 would have been $      per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $      per share of common stock to our existing shareholders and an immediate dilution of $      per share of common stock to new investors purchasing common stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a common stock.

The following table illustrates this dilution:

Assumed public offering price per share	$
Net tangible book value per Common Stock as of [*], 2021	$
Pro forma net tangible book value per share as of [*], 2021
Increase in pro forma net tangible book value per share attributable to this offering
Pro forma as adjusted net tangible book value per share, after this offering
Dilution per share to new investors in this offering	$

A $0.50 increase (decrease) in the assumed public offering price of $      per share of common stock, would increase (decrease) the pro forma as adjusted net tangible book value per share by $        , and increase (decrease) dilution to new investors by $        per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants or convertible notes having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional common stock in this offering, the pro forma as adjusted net tangible book value after the offering would be $      per share, the increase in net tangible book value to existing shareholders would be $      per share, and the dilution to new investors would be $      per share, in each case assuming an public offering price of $      per share.

The number of shares of common stock that will be outstanding after this offering is based on [*] shares of common stock outstanding as of July 31, 2021 and excludes the following as of that date:

●	[*] shares of Common Stock issuable upon exercise of outstanding stock options as of [*], 2021, with a weighted-average exercise price of $[*] per share;

●	[*] shares of Common Stock issuable upon exercise of outstanding warrants as of [*], 2021, with a weighted-average exercise price of $[*] per share;

●	[*] shares of Common Stock reserved for future issuance under our 2020 Global Share Incentive Plan (the “2020 Plan”) as of [*], 2021;

●	[*] shares of Common Stock issuable upon conversion of the convertible notes issued in August 2021 (the “Notes”); and

●	any securities issuable upon exercise of the Representative’s over-allotment option.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

Overview

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 20,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 20,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 20,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. The owner of SBL contributed it to Slinger Bag Americas for no consideration.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL are collectively referred to as “we,” “our,” or the “Company.”

The Company operates in the sporting and athletic goods business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher, as well as other associated tennis accessories.

Effective February 25, 2020, the Company increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of common stock. All share and per share information contained in this report have been retroactively adjusted to reflect the impact of the stock split.

Critical Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL for the years ended April 30, 2021 and 2020. The contribution of the net assets of SBL is reflected as an equity contribution at historical cost on May 1, 2019, the beginning of the earliest period in which the entities were under common control. There was no historical activity in Slinger Bag Americas or Slinger Bag Canada prior to May 1, 2019. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

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Valuation of Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. It is possible that changes to inventory reserve estimates could be required in future periods due to changes in market conditions.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

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Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was no impairment of long-lived assets identified during the year ended April 30, 2021 or 2020.

Valuation of Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period.

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (ASU), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Results of Operations for the Years Ended April 30, 2021 and 2020

The following are the results of our operations for the year ended April 30, 2021 as compared to April 30, 2020:

	For the Year Ended
	April 30,	April 30,
	2021	2020	Change

Net sales	$10,804,214	$686,179	$10,118,035
Cost of sales	7,680,290	1,370,897	6,309,393
Gross income (loss)	3,123,924	(684,718)	3,808,642

Operating expenses:
Selling and marketing expenses	1,761,154	563,003	1,198,151
General and administrative expenses	4,749,922	5,291,075	(541,153)
Research and development costs	339,385	179,982	159,403
Transaction costs	-	198,443	(198,443)
Total operating expenses	6,850,461	6,232,503	617,958

Loss from operations	(3,726,537)	(6,917,221)	3,190,684

Other expenses (income):
Amortization of debt discount	376,506	1,565,174	(1,188,668)
Loss on extinguishment of debt	3,030,495	-	3,030,495
Induced conversion loss	51,412	-	51,412
Gain on change in fair value of derivatives	(1,939,639)	-	(1,939,639)
Interest expense - related party	608,668	171,918	436,750
Interest expense	12,740,781	573,431	12,167,350
Total other expense	14,868,223	2,310,523	12,557,700
Loss before income taxes	(18,594,760)	(9,227,744)	(9,367,016)
Provision for income taxes	-	-	-
Net loss	$(18,594,760)	$(9,227,744)	$(9,367,016)

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Net sales

Our net sales during the year ended April 30, 2021 were $10,804,214, which consisted partially of shipped orders related to our Kickstarter and Indiegogo crowdfunding campaigns initiated in fiscal year 2019, as well as new orders placed and fulfilled to consumers via our online marketplace and to our international distributors. Our net sales during the year ended April 30, 2020 were $686,179 and were entirely related to our crowdfunding campaigns. As of April 30, 2021 and April 30, 2020, we had deferred revenue of $99,531 and $179,366, respectively, representing units that have not been shipped at year end.

Cost of sales

Our cost of sales during the year ended April 30, 2021 were $7,680,290, which represents the costs of units shipped during the period, and resulted in a gross profit of $3,123,924, or 29%. During the first quarter of the current year, we experienced a gross loss as the bulk of our sales in that period related to the shipment of initial crowdfunding orders. The loss on these shipments was due to (1) discounted pricing on the initial crowdfunding orders, (2) as fulfillment was later than initially scheduled we fulfilled orders with the “deluxe” version of launcher (including all features), as well as tennis balls, both of which increased costs, and (3) due to sanctions by the U.S. against Chinese sourced products, the import duty was raised on all launchers brought into the U.S. increasing our cost of sales. As a result, our cost of sales exceeded initial sales values raised in our crowdfunding campaigns. As of the beginning of the third quarter, substantially all of the initial crowdfunding orders had been fulfilled. Sales generated during the last two fiscal quarters represented new orders placed and fulfilled during the current year by consumers and distributors, which resulted in a positive gross profit. Currently, our cost of sales is being negatively impacted by the large increase in container costs out of Asia. Our cost of sales during the year ended April 30, 2020 were $1,370,897, and resulted in a gross loss of $684,718 for the reasons stated above relating to our crowdfunding orders.

Selling and marketing expenses

During the year ended April 30, 2021, we incurred selling and marketing expenses of $1,761,154 compared with $563,003 during the year ended April 30, 2020. This increase is largely driven by an increase in social media advertising, sponsorships, and other investments in our public relations presence in order to drive sales and build brand awareness.

General and administrative expenses

General and administrative expenses consist primarily of compensation, including share-based compensation, and other employee-related costs, as well as legal fees and fees for professional services. During the year ended April 30, 2021, we incurred general and administrative expenses of $4,749,922 compared with $5,291,075 during the year ended April 30, 2020. The decrease in general and administrative expenses is largely due to a one-time warrant grant to key employees and officers of the Company in the prior year that resulted in an expense of $3,741,746, which was partially offset in the current year by an increase in compensation expense due to increased headcount as a result of the continued growth of the business.

Research and development costs

During the year ended April 30, 2021, we incurred research and development costs of $339,385 compared with $179,982 during the year ended April 30, 2020. This increase is mainly driven by our investment in a new platform and app that will integrate artificial intelligence (AI) technology to offer more value to our customers.

Transaction costs

During the year ended April 30, 2020, we incurred transaction costs associated with completing the Stock Purchase Agreement with Slinger Bag Americas, as well as additional professional fees associated with being a publicly traded company.

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Other expenses

During the years ended April 30, 2021 and April 30, 2020, we had other expenses totaling $14,868,223 and $2,310,523, respectively. The increase in other expenses for the year ended April 30, 2021 as compared to April 30, 2020 was primarily due to increases in loss on extinguishment of debt of $3,030,495 and induced conversion loss of $51,412 due to debt extinguishment transactions during the year, increases in related party interest expense due to the increase in related party note payable balances during the year, and the increase in interest expense due to the $12,501,178 charge related to the warrants and make-whole provision that were issued in conjunction with a note payable that was entered into during the year. These increases were partially offset by decreases in amortization of debt discount of $1,188,668 and the gain on the change in fair value of derivatives for the year ended April 30, 2021 of $1,939,639.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We had an accumulated deficit of $28,823,273 as of April 30, 2021, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or being able to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

The following is a summary of our cash flows from operating, investing and financing activities for the years ended April 30, 2021 and 2020:

	For the Year Ended
	April 30,	April 30,
	2021	2020
Cash flows from operating activities	$(4,517,457)	$(4,208,274)
Cash flows from investing activities	$(30,000)	$73,400
Cash flows from financing activities	$5,420,000	$4,217,761

We had cash and cash equivalents of $928,796 as of April 30, 2021, as compared to $79,847 as of April 30, 2020.

Net cash used in operating activities was $4,517,457 during the year ended April 30, 2021, compared with $4,208,274 during the year ended April 30, 2020. Our cash used in operating activities during the year ended April 30, 2021 was primarily the result of our net loss of $18,594,760 for the year as well as increases in inventory and accounts receivable year over year, which was partially offset by non-cash expenses of $14,892,030 and increases in accounts payable and accrued expenses, accrued payroll and bonuses and accrued interest – related party as well as a decrease in prepaid expenses and other current assets year over year. Our net cash used in operating activities during year ended April 30, 2020 was primarily the result of our net loss of $9,227,744 during the year as well as increases in inventory and prepaid expenses and other current assets, which was partially offset by non-cash expenses of $5,666,425 as well as increases in accounts payable and accrued expenses, accrued payroll and bonuses and accrued interest – related party.

Net cash used in investing activities was $30,000 for the year ended April 30, 2021, compared with net cash provided by investing activities of $73,400 for the for year ended April 30, 2020. Investing activities for the year ended April 30, 2021 related to the purchase of the Slinger trademark, while investing activities for the year ended April 30, 2020 were the result of $73,400 in cash we acquired from the contribution of the net assets of Slinger Bag Limited.

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Net cash provided by financing activities was $5,420,000 for the year ended April 30, 2021, compared with $4,217,761 for the year ended April 30, 2020. Cash provided by financing activities for the year ended April 30, 2021 consisted of proceeds of $3,300,000 from notes payable with a related party, proceeds of $3,120,000 from notes payable, and a repayment of notes payable with a related party of $1,000,000. Cash provided by financing activities for the year ended April 30, 2020 consisted of proceeds of $2,100,000 from notes payable with a related party, $1,950,000 in proceeds from convertible notes payable, and proceeds of $500,000 from a note payable, which was partially offset by a distribution to the majority shareholder for $332,239.

Description of Indebtedness

Notes Payable – Related Party

On October 1, 2019, the Company entered into a loan agreement with a related party entity controlled by the former shareholder of Slinger Bag Canada for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 3, 2019, the Company entered into a loan agreement with the same related party for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement increasing the interest rate earned from 12% to 24% per annum and making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 11, 2019, the Company entered into a loan agreement with the same related party for borrowings of $700,000 bearing interest at 24% per annum. All principal and accrued interest were due on July 15, 2020. On July 8, 2020, the terms of the debt were amended to extend the due date to January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On January 6, 2019, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On February 28, 2020, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on February 28, 2021, which was later amended to extend the due date to September 1, 2021.

On May 12, 2020 and July 3, 2020, the Company entered into loan agreements with the same related party for borrowings of $1,000,000 and $500,000, respectively, bearing interest at 24% per annum. All principal and accrued interest were due on August 31, 2020 and July 3, 2021, respectively, which was later amended to extend the due dates to September 1, 2021.

On July 8, 2020, the Company entered into a Purchase Order Financing Agreement (“PO Financing Agreement”) whereby $1,900,000 of the total $3,600,000 in outstanding debt due to the related party as of the date of the agreement was labeled as inventory financing (“PO Financing Amount”). The PO Financing Amount, along with any accrued interest, is due in full no later than six months from the effective date of the PO Financing Agreement, which was later amended to extend the due date to September 1, 2021. The outstanding balance of the PO Financing Amount bears interest at a rate of 2% per month. The Company agreed to repay the PO Financing Amount together with any accrued, but unpaid, interest thereon out of proceeds from the sale of its products, licensing activities, revenue to be generated from operations and/or amounts received by the Company from investors, lenders, financiers, financing sources or other persons before making payments of any other nature (including dividends and distributions), except for payments required to finance the Company’s operations.

On August 10, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 under the PO Financing Agreement bearing interest at 24% per annum. All principal and accrued interest were due on August 10, 2021, which was later amended to extend the due date to September 1, 2021.

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On September 7, 2020, the outstanding debt from the existing related party lender was amended to reduce the interest rate to 9.5% per annum on all outstanding loans, including the PO Financing Agreement, effective the date of the agreement. As consideration for agreeing to reduce the interest rate, the Company issued the related party warrants to purchase 2,500,000 shares of the Company’s common stock at an exercise of $0.001 per share. The warrants vest immediately and have a contractual life of 10 years.

On September 8, 2020, the existing related party lender agreed to extend the due date of all outstanding loans to September 1, 2021.

On September 15, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 bearing interest at 9.5% per annum and due in full on September 15, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vest immediately and have a contractual life of 10 years. The note was discounted by $70,130 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $43,615 for the year ended April 30, 2021. As of April 30, 2021, the remaining discount was $26,515.

On November 24, 2020, the Company entered into a loan agreement with the same related party for borrowings of $300,000 bearing interest at 9.5% per annum and due in full on November 24, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vest immediately and have a contractual life of 10 years. This note was discounted by $88,201 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $37,939 for the year ended April 30, 2021. As of April 30, 2021, the remaining discount was $50,262.

On December 3, 2020, Mont-Saic Investments LLC (“Mont-Saic”) entered into an Assignment and Conveyance Agreement with 2490585 Ontario Inc., the Company’s existing related party lender (“2490585 Ontario”). In connection with the agreement, Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000 to 2490585 Ontario, Inc., along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable. Subsequent to this point in time, the outstanding debt of $1,820,000 and all accrued interest is payable to 2490585 Ontario and future interest will accrue at a rate of 9.5% per annum consistent with the rate being charged on their other outstanding debt. The scheduled maturity date of the debt remains unchanged and is due June 1, 2021. As of April 30, 2021, there remain 6,921,299 shares issuable related to this note.

On April 1, 2021, 2490585 Ontario transferred 100% of its right, title and interest in, to and under its loan agreements with the Company in the aggregate amount of $6,220,000, its 1,216,560 shares of common stock and right to receive an additional 6,921,299 shares of the Company’s common stock to 2672237 Ontario Ltd. (“2672237 Ontario”), an affiliated Company of 2490585 Ontario.

Total outstanding borrowings from the related party lender as of April 30, 2021 and 2020 amounted to $6,220,000 and $2,100,000, respectively. The outstanding amount is net of total discounts of $76,777 for a net book value of $6,143,223 as of April 30, 2021.

Interest expense related to this related party for the years ended April 30, 2021 and April 30, 2020 amounted to $608,668 and $171,918, respectively. Accrued interest due to this related party as of April 30, 2021 and April 30, 2020 amounted to $747,636 and $138,967, respectively.

Convertible Notes Payable

On June 1, 2019, the Company entered into a convertible note payable agreement with Mont-Saic which provided for borrowings of $1,700,000 bearing interest at a rate of 12.6% per annum. All outstanding amounts were due on the maturity date 360 days after the loan issue date. The Company may repay up to 50% of the outstanding balance on the loan prior to the maturity date at their discretion. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 75% of the lowest closing price of the common stock as defined in the agreement. Effective June 1, 2020, the Company and Mont-Saic amended the terms of the convertible note payable agreement to remove the conversion rights described above and to extend the maturity date to June 1, 2021. On June 30, 2020, the Company entered into a loan agreement with Mont-Saic to borrow an additional $120,000, bearing interest at 12.6% per annum and due in full on June 30, 2021.

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On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000 to the Company’s related party lender, along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable.

On November 20, 2019, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest are due on November 20, 2020. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement. On March 2, 2020, the holder of the outstanding convertible note payable elected to convert the outstanding principal of $125,000 and accrued interest of $4,274 into 369,354 shares of the Company’s common stock in accordance with the terms in the agreement. The remaining balance outstanding was $0 at April 30, 2020.

On February 11, 2020, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest are due on February 11, 2021. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement. On September 4, 2020, the holder of this convertible note elected to convert the total amount of outstanding principal and accrued interest balance into 300,000 shares of the Company’s common stock.

Total outstanding principal of convertible notes payable at April 30, 2021 and April 30, 2020 amounted to $0 and $1,825,000, respectively. The outstanding balances are netted with debt discounts at April 30, 2021 and 2020 of zero and $248,933, respectively.

Note Payable

On March 16, 2020, the Company entered into a promissory note payable whereby the Company borrowed $500,000 bearing interest at 12% per annum. Interest on the note is payable monthly and outstanding principal on the note is due in full on March 16, 2022. On December 15, 2020, the lender converted 100% of the principal amount of the note into 500,000 shares of the Company’s common stock. All accrued interest had been paid through such date and, so, upon conversion, the note was terminated.

On December 24, 2020, the Company entered into a promissory note with a third-party to borrow $1,000,000. The promissory note bore interest at 2.25% and was due February 8, 2021. On February 2, 2021, the Company and the third-party entered into an amendment to extend the promissory note to April 30, 2021. On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 272,332 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion.

On April 15, 2021, the Company and its subsidiaries, Slinger Bag Americas Inc., (“SBA”), Slinger Bag Canada, Inc., (“SBC”), Slinger Bag International (UK) Limited (“SB UK”), and Slinger Bag Ltd., (“SBL” and, together with the Company, SBA, SBC, SB UK, SBL the “Borrower”) issued a $2,000,000 secured term promissory note that bears interest at the rate of 15% per annum (the “Note”) to SB Invesco LLC, a Wyoming limited liability company (the “Lender”). The security interests originally granted to the Lender under this financing are in the process of being released. We expect to complete this process within the next ninety (90) days.

We expect that working capital requirements will continue to be funded through a combination of our existing funds, cash flows from operations and further issuances of debt and/or securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to (i) acquisition of inventory; (ii) developmental expenses associated with a start-up business; and (iii) marketing expenses. We intend to finance these expenses with further issuances of securities and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effect of Inflation and Changes in Prices

We do not believe that inflation and changes in prices will have a material effect on our operations.

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BUSINESS

History of Our Company

Lazex Inc. (the “Company” or “Slinger”), was formed on July 12, 2015 as a Nevada corporation. From its inception until September 13, 2019, the Company was in the business of providing travel consulting and tour guide services. On September 16, 2019, Slinger Bag Americas Inc. (“Slinger Bag Americas”) acquired 20,000,000 shares of the Company’s common stock from its then shareholders. On September 16, 2019, the Company acquired 100% of the outstanding shares of Slinger Bag Americas when the then owner of Slinger Bag Americas contributed her shares of Slinger Bag Americas to the Company in exchange for 20,000,000 shares of the Company. The result of the foregoing transactions is that Slinger Bag Americas became a wholly owned subsidiary of the Company. From September 16, 2019 and onward, the Company ceased its performance of travel consulting and tour guide services and has switched its focus to the development of the technologies and products owned by Slinger Bag Americas and its affiliates.

On February 10, 2020, Slinger Bag Americas acquired a 100% ownership stake in Slinger Bag Ltd (“SBL”). SBL owns the intellectual property rights pertaining to the Slinger Launcher (described more fully below) and was responsible for the Kickstarter campaign described more fully below.

On February 25, 2020, the Company increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and effected a 4-1 forward split of its outstanding shares of common stock. Approval of the Company’s stockholders was not required to be obtained, as authorized by Nevada Revised Statute Section 78.207, et seq. The forward split became effective on February 25, 2020. As a result of the forward stock split, each share of the Company’s common stock outstanding has been split into four shares of the Company’s common stock. All references in this report to numbers of shares reflect the Company’s 4-1 forward split.

Through our ownership of Slinger Bag Americas and SBL, we are the owner of the Slinger Launcher and are focused on the ball sport market globally. We have developed and patented a highly portable and affordable ball launcher built into an easy to transport wheeled trolley bag (the “Slinger Launcher”). The Slinger Launcher allows anyone to simply and easily control the speed, frequency and elevation of balls that are launched for practice, training or fitness purposes.

We have initially focused all our energies on the tennis market worldwide, but we are in the early stages of developing ball launchers for other ball sports.

For the regular tennis player, the Slinger Launcher is much more than a tennis ball launcher. It also functions as a complete tennis bag with ample room for racquets, shoes, towels, water bottles and other accessories and can charge mobile phones and other devices.

Tennis ball machines have been around since the 1950’s when they were introduced by Rene Lacoste. Improvements to performance were made in the 1970’s when Prince started its tennis business on the back of its first product – Little Prince – which was a vacuum operated ball machine. In the 1990’s the first battery operated machines came to the market and since that time very little, if anything, has changed in the structure of ball machines products outside of added computerization. Typically, the machines being marketed by traditional ball machine brands are large, cumbersome and awkward to operate. They are also very expensive – often well above U.S. $1,000. Up until today 99% of all tennis ball machines have sold to tennis facilities, with only a few being sold directly to tennis playing consumers.

According to the Tennis Industry Association (www.tia.org) the single largest challenge facing tennis participation is the fact that 34% of lapsed players cited a “lack of a playing partner” as the reason for them stopping playing tennis. The Slinger Launcher goes a long way to solving this issue.

The global tennis market is regarded by industry experts, governing organizations, Tennis brands and tennis-specific market research companies as having 100 million active players globally, with as many consumers again being avid fans of the sport. Of this 100 million tennis player market, 20 million players are regarded as frequent or avid players – players who play regularly - at least 1 time per month. These avid players drive the total tennis industry and account for 80% of all tennis revenues worldwide.

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It is this avid player market that we are focused on penetrating with our Slinger Launcher and associated tennis accessories.

We intend to disrupt this traditional tennis market by creating a new ball machine category – called Slinger Launcher – and marketing portable and affordable Slinger Launchers directly to avid, regular tennis players. Constructed within a wheeled trolley tennis bag, a Slinger Launcher weighs around 15kgs / 34lbs when empty. If stored with 72 balls inside the weight increases to 19kgs / 42lbs. It can easily be stored in a car trunk, wheeled to the court and set up within minutes to use. The Slinger Launcher is powered by a 6.6Ah Lithium battery that can last up to 3.5 hours of play depending on the settings being used and on frequency of use. Slinger Launcher’s convenience as a tennis bag combined with its ease of operation and overall performance as a tennis ball launcher is the basis that we will target direct sales to these avid players.

While the initial brand focus is clearly on tennis, we are developing similar launchers to address other forms of tennis around the globe that are either rapidly gaining new participants or are already well-established sports in their own right. These include, but are not limited to, Pickleball (USA), Soft Tennis (Japan), and Paddle Tennis (International markets) all of which are currently in either development or testing and planned for introduction in calendar 2022.

On December 3, 2020, we signed an exclusive agreement with Flixsense Pty Limited d/b/a Gameface for the development of a tennis specific artificial intelligence (AI) application. We intend to introduce a market disrupting tennis app for players of all ages and abilities. This app will provide a wide range of analytics and other services and include practice and tennis fitness drills and activities, coaching tips and advice and a full suite of AI analytics. We will offer some services free of charge and will build a tiered subscription model for others. The app is expected to be ready to launch to the market later in calendar 2021.

In future years, we plan to enter new ball sport markets such as baseball, softball, cricket, badminton and others.

Our manufacturing capacity was initially approximately 2,000 units per month, but with improvements and efficiencies in the manufacturing processes across all vendor partners, the monthly production capacity rose to over 3,000 units in the last fiscal quarter and current capacity is now over 5,000 units per month, which will support Slinger’s future sales targets.

We deliver Slinger Launchers directly from the final assembly facility in Xiamen, China to customers either by direct shipment from the port in China, or to third party logistics facilities in Columbia SC (USA) to support our US business, Belleville, Ontario, Canada, Rotterdam, The Netherlands to support smaller distributors in Canada, Europe, Middle East, Africa, and lastly to Israel.

Additionally, we ship full containers of our Slinger Triniti Tennis Balls from Wilson (our supplier) in Thailand to the United States for onward distribution.

We have contracted with exclusive distributors globally. These include Japan, UK, Ireland, Switzerland, Scandinavian markets (covering Denmark, Sweden, Norway, Finland) Australia, New Zealand, Bulgaria, Czech Republic, Singapore, Morocco, Slovenia, Slovak Republic, Hungary, Croatia, Germany, Austria, France, Italy, Spain, Portugal, Netherlands, Belgium and Luxembourg, Russia, Middle East GCC markets, Egypt, Bangladesh, Pakistan, Malaysia, Greece, Panama, South Africa, Hong Kong, Macau, Indonesia, Philippines and China and we are in various stages of negotiation with other potential market distribution companies across the globe. Manufacturing production remains at full capacity – currently 5,000 units per month and Slinger has products leaving our production facility in Xiamen, China on a weekly basis en-route to our distribution centers in the United States and Europe and to our key distributor partners.

Our principal executive office is located at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244, and our telephone number is (443) 407-7564.

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Strategy

We have an opportunity to disrupt the traditional tennis market globally. We expect to drive 80% of our global ball launcher revenues through its direct-to-consumer go-to-market strategy, whether that be through its on-line e-commerce platform at www.slingerbag.com or through associated e-commerce platforms established and managed by its distribution network. The balance of revenues will be driven through partnerships with leading wholesalers, federations and teaching professional organizations and other transactions across various markets. We will operate a third-party distributor structure in all markets with the exception of the United States, the largest tennis market globally, Canada and its founder’s home market of Israel. Distributor partners will have exclusive territories and will have a recognized background within the tennis industry for their market as well as having the financial capacity and service infrastructure to aggressively grow the Slinger brand. Uniquely in the sports industry, all consumer orders received into Slingerbag.com from markets outside the United States will be routed back to our local distribution partners to fulfill and to service their local customers. All distributor partners will purchase with advanced orders, either based on a vendor-direct free-on-board (FOB) Asia direct ship or through one of our three global third-party distribution facilities on a duty paid basis and at premium cost price. Currently, we have signed a number of exclusive distribution agreements in key markets and has on-going discussions with other key potential distributor partners in other markets around the globe and is looking to close these distribution arrangements in the coming months.

The United States market will remain a direct-to-consumer market for Slinger. As the largest tennis market in the world with 17.4 million players of which 10.5 million are regular / avid players, the United States is a key market both to establish the Slinger brand and to drive demonstrable growth. Recently the industry reported a significant increase in US tennis participation and overall number of tennis play occasions, something that has been replicated in other key tennis markets around the globe. Direct-to-consumer sales will be supplemented by one or more leading tennis wholesalers who manage large databases of coach, player, college, high school and club clients. This market will be serviced out of a third-party logistics facility in West Columbia, SC and operated by one of Slinger’s preferred global logistics partners, DSV, one of the world’s leading suppliers of freight-forwarding, logistics and warehousing.

Brand Marketing

As a direct-to-consumer e-commerce brand, all marketing activity and advertising media will be centered around pushing consumers to www.slingerbag.com and converting them to purchases. We have engaged a number of leading agencies to support our global marketing efforts:

●	Brand Nation is a world class influencer marketing agency based in London. Brand Nation will lead all influencer programming globally. Slinger has seeded about 50% of its planned 1,000 global influencers to date. Influencers targeted are wide ranging and include leading sports, tennis, film, TV, music and blogger celebrities all known for the fact that they play tennis regularly and have a fan base in excess of 10,000 followers. All influencer activity is rolled back up to the Slinger social media platforms as a means of generating significant brand awareness and product interest.

●	Ad Venture Media Group is a New York based leading PPC (pay-per-click) agency whose work is grounded in sophisticated scientific analysis of consumer data and consumer trends and they are recognized globally as leaders in paid search and paid social media campaigns. Ad Venture Media will lead all Slinger PPC activity on a performance-based fee structure and is briefed to drive consumer engagement, through bespoke advertising campaigns that are aligned to our product profitability objectives.

●	In the United States market, we have partnered with an organization called Team HQS who will manage an affiliate marketing program across USA based teaching professionals, players, juniors and events. These affiliates will be provided with unique affiliate marketing codes to share with their social media followers and other such communities that they are connected to and each will receive an affiliate marketing fee based on revenues generated by consumers purchasing Slinger products attributable to their unique code.

We continue to evaluate each support agency on a monthly basis and at the same time are continually exploring new avenues to expand our reach to our core customers.

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Each of our distributor partners around the world are establishing their Slinger distribution business as Slinger itself would do if it was establishing a Slinger subsidiary in each market. As such, each distributor will also adopt all forms of Slinger brand marketing programs as well as initiating new local concepts of their own – all aimed at reaching the avid/regular tennis player directly and ensuring that the Slinger brand message is consistent around the globe. We have agreed a local marketing budget structure with each distributor as part of its distribution agreement. This marketing budget will be primarily funded by the distributor partner with an additional contribution coming from Slinger, linked to the distributors purchase objectives. Each distributor will execute local grassroots programs including demonstration days, local teaching pro partnerships, specialist tennis network communications, seeding of Slinger product locally as necessary to local key market tennis influencers to further increase the intensity of the influencer effort. Marketing dollars will also be allocated to Google, Facebook, YouTube and other social media advertising spend and, where appropriate, approved and overseen by Ad Venture Media Group.

Distribution Agreements

Slinger Bag Americas has entered into exclusive distribution agreements for Slinger’s line of products, including, but not limited to, tennis ball launcher devices, tennis ball launcher accessories, sports bags, tennis balls, tennis court accessories and other tennis related products in the following markets and with the following distributors:

Territory	Distributor	Minimum Purchase Requirement of Slinger Bag Tennis Ball Launchers
Japan	Globeride Inc.	32,500 through the end of January 2025
United Kingdom and Ireland	Framework Sports & Marketing Ltd	9,000 through the end of May 2025
Switzerland	Ace Distribution	3,000 through the end of May 2025
Denmark, Finland, Norway and Sweden	Frihavnskompagniet ApS	6,500 through the end of December 2025
Morocco	Planet Sport Sarl	1,000 through the end of December 2025
Australia	Sportsman Warehouse t/a Tennis Only	2,500 through the end of 2025
New Zealand	Sporting Goods Specialists	100 through the end of 2025
Bulgaria	Ark Dream EOOD	950 through the end of 2025
Chile	Sporting Brands Ltda	165 through the end of 2025
Croatia, Hungary and Slovenia	Go 4 d.o.o.	380 through the end of 2025
Austria, Belgium, France, Germany, Italy, Luxembourg, Portugal, Spain and The Netherlands	Dunlop International Europe Ltd	120,000 through the end of 2025
Singapore	Tennis Bot Pte Ltd	950 through the end of 2025
India	Racquets4U	10,000 through the end of 2025
Israel	Eran Shine	2,050 through the end of 2025
Bahrain, Bangladesh, Egypt, Kuwait, Maldives, Oman, Pakistan, Qatar, Saudi Arabia, Sri Lanka, Tunisia and United Arab Emirates	Color Sports Inc	3,000 through the end of 2025
Greece	Elsol	380 through the end of 2025
Panama	Orange Pro	50 through the end of 2021
Russia	Neva Sport	1,900 through the end of 2025
Malaysia	Tennis Bot	500 through the end of 2025
Czech and Slovak Republics	RaketSport s.r.o	3,000 through the end of 2025
South Africa	Golf Racket Pty Ltd	5,000 through the end of 2025
Hong Kong and Macau	Tennis Bot	750 through the end of 2025
Indonesia and Philippines	Tennis Bot	650 through the end of 2026
China	Xiamen Powerway Sports Co. Ltd	17,500 through the end of 2026
Total		221,725

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Brand Endorsements

We have reached agreement with several globally recognized tennis players and coaches to become brand ambassadors.

Tommy Haas (former ATP #2 Player) has been appointed the Slinger Bag Chief Ambassador. In this role Tommy will support Slinger in building out its global ambassador team focused on identifying ambassadors in our key global business markets of Japan, Europe, Australia, China, Brazil and India. Tommy will also be very active supporting and promoting Slinger across the globe with personal appearances at Slinger events and via online training and drill videos.

Mike & Bob Bryan (aka the Bryan Brothers – the foremost doubles team in the tennis world) have extended their ambassador agreements and will continue to feature prominently in our marketing activities and messaging. Additionally, we have brand endorsements with the following athletes and coaches:

●	Eugenie Bouchard
●	Luke and Murphy Jensen (aka the Jensen Brothers)
●	Darren Cahill
●	Patrick Mouratoglou
●	Dustin Brown

Each of the foregoing athletes and coaches is or was either a world-ranked singles or doubles tennis player or, in the case of Patrick Mouratoglou, the coach of a number of world-ranked tennis players, has a large following of fans and supporters and is active across many aspects of tennis today.

The Professional Tennis Registry (PTR) – a United States-based teaching association with approximately 40,000 members will become a non-exclusive strategic partner for Slinger with all their members able to access an affiliate member part of our website.

Peter Burwash International (PBI) – a United States-based, highly respected, global tennis services company set up by Peter Burwash some 35 years ago. PBI provides tennis programs and other tennis services to as many as 56 of the globes leading hotels and resorts. Slinger Launchers will be available to use at each resort and the PBI team will be actively promoting Slinger as part of our affiliate marketing activity.

PTCA Central Europe – a European Coach organization of leading touring pro coaches and they, like others, will undertake an affiliate marketing approach.

Tie Break 10s – a global organization that owns and operates Tie Break 10 events both independently and in partnership with major global tour events, e.g., Indian Wells. These events involve top players playing ‘tie-break’ matches with the event fully completed in one evening and with a significant cash prize for the winner. Slinger will be promoted at each of these events and will be available for fans to test out as well as the Slinger brand name being prominently used on Tie Break 10s social media.

Tennis One App – a United States-based company that has developed and successfully marketed an all-inclusive tennis app for players across the globe. Slinger has engaged with Tennis One to support its coaches corner segment – a weekly podcast series and in doing so benefits from the brand exposure available through the reach of the consumers using the app on a regular basis.

Functional Tennis – an Ireland based social media tennis blog site with an excess of 250,000 followers. Slinger is engaged with Functional Tennis in a variety of ways and is the presenting sponsor of its weekly Tennis Podcast.

We are currently in discussions with other organizations, events, prominent coaches and players and has to date seeded Slinger products to 12 of the top 20 ATP male players, 5 of the top 20 WTA women players, plus numerous other top-class touring and teaching professionals.

Throughout 2020, we sponsored several prominent tennis events, e.g., Battle of the Brits and Tie Break 10s (all shown live across the globe).

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Strategic Brand Partnerships

We are actively working on securing a number of highly visible ground-breaking strategic partnerships across tennis. These partnerships will provide us with co-branded products to supplement the core Slinger product offering and, at the same time, are expected to drive mutually beneficial marketing campaigns aimed at reaching avid tennis players globally. Details of such partners announced and active today include:

●	Wilson Sporting Goods: North America: Slinger has entered a strategic partnership with the global leader in tennis, Wilson, for the supply of co-branded Triniti Tennis Balls in the USA and Canada markets.

●	Professional Tennis Registry (PTR): The PTR is the world’s most prestigious teaching professional organization with more than 40,000 members. Slinger has partnered with PTR for the supply of Ball Launchers to their membership.

●	Peter Burwash International (PBI): A high profile organization providing coaching and tennis services to high-level, high-quality hotels, resorts and tennis facilities across the globe. Slinger is the official supplier of Ball Launchers to PBI, which will be used at each location and PBI will offer an affiliate marketing program promoting sales to its list of global clients.

●	DSV Logistics USA and OSL Logistics: DSV is one of the world’s leading suppliers of warehousing, freight forwarding and logistics. Slinger will use DSV warehousing services in the US to optimize logistical activities. OSL are currently providing all freight forwarding for the US markets and Europe as well as 3rd party warehousing logistics in Rotterdam for Europe.

Competition

There are currently no competitors with products that are similar to the Slinger Launcher, based on its portability, affordability and tennis bag functionality. There are, however, other companies that make tennis ball machines, including the following:

●	Spinshot
●	Lobster Sports
●	Spinfire Pro 2
●	Match Mate Rookie
●	Sports Tutor
●	Silent Partner

Raw Materials

All materials used in the Slinger Launcher are available off-the-shelf. The trolley bag is manufactured with 600D Polyester and has the CA65 certification for the US market. The launcher housing, Oscillator and Ball Collector tube parts are produced using an injection mold using poly propylene mixed with 30% glass fibers. The electronic motors, PCB boards and remote-control parts are all standard off-the-shelf items.

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Intellectual Property

We have applied for international design and utility patent protection for its main three products: Slinger Launcher, Slinger Oscillator and Slinger Telescopic Ball Tube. Patents have been applied for in all key markets including the US, China, Taiwan, India, Israel and EU markets and granted in China and Israel. Trademarks have been applied for in all major markets around the globe Trademark protection has been applied for and/or received in the following countries:

●	US
●	Chile
●	Taiwan
●	Mexico
●	EU
●	Russia
●	Poland
●	Czech Republic
●	Australia
●	New Zealand
●	China
●	South Korea
●	Vietnam
●	Singapore
●	India
●	Canada
●	United Arab Emirates*
●	South Africa*
●	Columbia*
●	Israel*
●	Japan*
●	Switzerland*
●	Indonesia*
●	Malaysia*
●	Thailand*
●	Turkey*
●	Argentina
●	Brazil

*Protection is pending.

We are engaged in ongoing efforts to register more trademarks across an expanding list of products, services and applications, which are in various stages of the registration process.

Slinger Bag Inc. owns the rights to its Slingerbag.com domain.

Seasonal Business

We expect to experience moderate fluctuations in aggregate sales volume during the year. We expect revenues in the first and fourth fiscal quarters to exceed those in the second and third fiscal quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for tennis and other sports equipment and in connection with the timing of significant sporting events, such as any Grand Slam tennis tournament and, over time, other sports competitions.

Costs and Effects of Complying with Environmental Regulations

Set forth below is a detailed chart of all Product Certifications held by Slinger for key global markets covering battery, remote control (radio wave), and power charger. In addition, within the United States, Slinger complies with the required California 65 regulations in respect to the materials used in the construction of its trolley bag.

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Europe

CB

CE

RoHS COMPLIANT

Category	Product	Certification	Certification Standards
Launcher	6.6Ah Battery	CB	• IEC 62133-2:2017 • EN 62133-2:2017
		CE EMC	• EN 61000-6-3:2007+A1:2011+AC:2012 • EN IEC 61000-6-1:2019 • EN IEC 61000-3-2:2019 • EN 61000-3-3:2013+A1:2019
	2A Power Charger	CB	• IEC 61558-1:2005+A1 • IEC 61558-2-16:2009+A1
		CE-EMC & CE-LVD	• EN 55014-1:2007 • EN 55014-2:2015 • EN IEC 61000-3-2:2019 • EN 61000-3-3:2013 • EN 61558-1:2005+A1 • EN 61558-2-16:2009+A1
		RoHS	European Council Directive 2011/65/EU on the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment
		GS	• EN 61558-1:2005+A1 • EN 61558-2-16:2009+A1
	6300RPM Big Motor	CE	• EN 55014-1:2006/A2:2011 • EN 55014-2:1997/A2:2008
		RoHS	2011/65/EU Restriction of Hazardous Substances
	Launcher Gear Motor	CE-EMC	• EN 61000-6-3:2007+A1:2011 • EN IEC 61000-6-1:2019
		RoHS	• IEC 62321-3-1:2013 • IEC 62351-5:2013 • IEC 62321-4:2013+AMD1:2017 • IEC 62321-7-1:2015 • IEC 62321-7-2:2017 • IEC 62321-6:2015 • IEC 62321-8:2017

Europe

RoHS COMPLIANT

REACH

CE

Category	Product	Certification	Certification Standards
Launcher	PCB	RoHS (for LF HASL)	• RoHS Directive (EU) 2015/863 amending Annex II to Directive 2011/65/EU • IEC 62321-4:2013+A1:2017 • IEC62321-5:2013 • IEC62321-7-2:2017 • IEC62321-6:2015 • IEC62321-8:2017 • Analyzed ICP-OES, UV-Vis, and GC-MS
		REACH (for SVHC)	• SGS In-House method- GZTC CHEM-TOP-092-01, GZTC CHEM-TOP-092-02 • Analyzed by ICP-OES, UV-VIS, GC-MS, HPLC-DAD/MS and Colorimetric Method
	433MHz Remote Control	CE Red	• Radio Equipment Directive (RED) 2014/53/EU • EN 62479:2010 • EN 50663:2017 • Final draft EN 301 489-1 V2.2.2(2019-09) • EN 301 489-3 V2.1.1(2019-03) • EN 300 220-1 V3.1.1 (2017-02) • EN 300 220-2 V3.1.1 (2017-02)
Oscillator	Oscillator Gear Motor	CE-EMC	• EN 61000-6-3:2007+A1:2011 • EN 61000-6-1:2019
		RoHS	• IEC 62321-3-1:2013 • IEC 62351-5:2013 • IEC 62321-4:2013+AMD1:2017 • IEC 62321-7-1:2015 • IEC 62321-7-2:2017 • IEC 62321-6:2015 • IEC 62321-8:2017
Ball Tube		CE	•EN 71-1:2014+A1:2018 •EN 71-2:2011+A1:2014 •EN 71-3:2013+A3:2018

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Asia. Oceania

Category	Product	Certification	Certification Standards
Launcher	6.6Ah Battery	KC	• KC62133-2 (2020-07)
		PSE	• Interpretation for METI Ordinance of Technical Requirements (H25.07.01) Appendix 9: Lithium ion secondary batteries
		BSMI	• CNS15364
		BIS	• IS 16046 (Part 2):2018/ IEC 62133-2:2017
		RCM	• EN 61000-6-3:2007+A1:2011+AC:2012 ; EN IEC 61000-6-1:2019 ; EN IEC 61000-3-2:2019 • EN 61000-3-3:2013+A1:2019 ; IEC 62133-2:2017
	2A Charger	SAA	• AS/ NZS 61558.1:2008+A1+A2+A3 • AS/ NZS 61558.2.16:2010+A1+A2+A3
		CCC	• CNCA-C09-01:2014 • GB4943.1-2011 • GB/T9254-2008 • GB17625.1-2012
		PSE	• Interpretation on Ministerial Ordinanace establishing Technical Requirements Appendix 12: J61558-1(H26), J61558-2-16(H26), J55014-1(H20) • Appendix 4 of the Enforcement Regulations (AC Electrical Appliances)
		KC &KCC	• K 60950-1(2011-12) • Clause 3, Article 58-2 of Radio Waves Act.
	433 MHz Remote Control	KC RF	• Clause 3, Article 58-2 of Radio Waves Act.
	315 MHz Remote Control	MIC	• Technical Regulations Conformity Certification of Special Radio equipment (ordinance of MPT N° 37, 1981) • ARIB STD-T93 V1.1 (2007-09)

Research and Development

We are involved in additional research and development of transportable, affordable and player-enhancing ball launching machines and associated game improvement products for all ball sports. Following a successful launch of its tennis ball launcher, Slinger is currently field testing its new pickleball, paddle and soft tennis launchers, which are expected to be introduced to the market in calendar 2022. Slinger plans to introduce similar transportable, versatile and affordable ball launchers for baseball, softball, cricket and other high participation ball sports over the course of the next 3 years. In this connection, on September 10, 2020, Slinger entered into an agreement with Igloo Design, which is the same company that designed the Slinger Launcher for tennis, for a Slinger ball launcher for baseball and softball. This development commenced during the three months ended October 31, 2020 and initial design ideas and further direction have been provided.

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We retain outside consultants to provide research and product design services and each consultant has a specific expertise (e.g., molding technology, electronics, product design, bag design as examples). We also are working with a select group of highly qualified and resourceful third-party suppliers in Asia. We are continually striving to identify product enhancements, new concepts and improvements to the production process on an on-going daily basis. In respect of any new project, management provides detailed briefs, market data, product cost targets, competitive analysis, timelines and project cost goals to either the product consultants or vendors and manages them to agreed key performance indicators (“KPIs”). These KPI’s include but are not limited to (i) manufacturing to target costs; (ii) agreed development timelines; (iii) established quality criteria; and (iv) defined performance criteria.

We also retain specialist trademark and patent attorneys and work with these attorneys on the projects, as needed.

Government Regulation

Both Slinger Launcher and Slinger Oscillator meet all the United States government requirements for electrical, radio wave and battery standards as well as having all necessary and required certification to facilitate global marketing and sales of these products.

Quality Control

Quality control is a critical function within our company. As a new brand, our business enterprise success will be solely dependent on the quality and consistency of our products. To ensure the highest levels of quality control, Slinger has engaged a QC/Vendor Management partner located in Taiwan with offices in Southern China. The QC partner, Stride-Innovation, has over 30 years of experience working with ball sport companies such as ours and is steeped in knowledge, resources and experience in working with Chinese vendors of sports equipment.

In partnership, together, we have created and documented Slinger quality guidelines, testing procedures and warranty processes. We have implemented an agreed Quality Audit process for all product parts being received and used by our product assembly vendor. All products go through a rigorous, statistically valid QC testing approval process before being confirmed as available to be released for shipment to one of our distribution centers or to any of our distribution partners.

We offer a limited warranty with all purchases in accordance with local market statutory regulations. This limited warranty can be further extended by the purchaser registering his/her unique product serial number at www.slingerbag.com/warranty.

Vendors

We work only with and through highly reputable third-party suppliers. We are in the process of finalizing vendor agreements with each of our key vendor partners and with our vendor management partner. Our management and our vendor management partner, Stride-Innovation, regularly visit the vendor facilities and monitor production, employee conditions and welfare and undertake quality control testing. We do not utilize or condone the use of child labor of any kind in the production of our products. We ensure that our vendor partners are providing quality workplace conditions, workplace health and safety, employee care and support programs that meet or exceed all statutory requirements.

Employees

We have eight people providing us services on a full-time basis – our chief executive officer, chief financial officer, controller, chief marketing officer and chief operating officer together with two people in global customer service and a global marketing coordinator. Our chief business integration officer, chief innovation officer and general counsel are also employed pursuant to service agreements, but they are not providing us services on a full-time basis. As such, our total number of employees is eleven, which consists of eight full-time and three part-time employees.

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Advisory Board

In October 2020, we appointed our first three representatives to join the newly formed Slinger Advisory Board. George Mackin joined the advisory board as a Media and Smart technology expert having previously owned the Indian Wells Tennis event and Tennis.com media and is currently Chairman of PlaySight Interactive Ltd. (PlaySight) having led PlaySight to a high level of success within the global tennis industry, Rodney Rapson joined our Advisory Board as an experienced smart technology expert and Jeff Angus joined to add support and experience to our marketing team.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is not registered pursuant to Section 12 of the Exchange Act. Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Going Concern

The financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge its liabilities in the normal course of business for the foreseeable future. We have an accumulated deficit of $28,823,273 as of April 30, 2021 and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon us generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to curtail substantially or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We intend to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. Our ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of shares of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth information about our directors and executive officers. We intend to appoint [*] independent directors upon the consummation of this offering.

Name	Age	Positions and Offices
Mike Ballardie	60	President, Chief Executive Officer, Treasurer and Director
Jason Seifert	37	Chief Financial Officer
Tom Dye	68	Chief Operating Officer
Paul McKeown	66	Chief Business Integration Officer
Juda Honickman	35	Chief Marketing Officer
Mark Radom	52	General Counsel
Yonah Kalfa	39	Chief Innovation Officer

The directors named above will serve until the next annual meeting of the shareholders or until his resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual shareholders’ meeting. Officers will hold their positions pursuant to their respective service agreements.

Set forth below is a brief description of the background and business experience of our executive officers and director for the past five years.

Professional History of Mike Ballardie

Mike joined our Company as President, Chief Executive Officer, Treasurer and Director of our Company on [*]. Mike is an experienced and widely recognized tennis industry leader with 35 years of experience in Tennis as a player, a coach and business leader. Mike started his tennis business career at Wilson in the late 1980s where he spent 11 years growing and ultimately leading Wilson’s EMEA Racquet sports division.

In 2002, Mike joined Prince Sports Europe as vice-president and managing director and stayed in this role through 2012. In 2003 Mike was part of the management buyout team that acquired the Prince brand from Benetton Sports in partnership with a private equity group. In 2007, after a highly successful business turnaround the business was sold with the management team in place to another U.S. based private equity group.

In 2013, Mike became the Chief Executive Officer of Prince Global Sports, a role in which he stayed until 2016.

After Prince Global Sports, Mike owned and operated FED Sports Consulting where he managed all aspects of a major restructuring project involving Waitt Brands (a holding company for Prince Global Sports).

Immediately prior to joining Prince Sports, Mike worked for VF Corp., where he built the international business for their JanSport brand from scratch.

Mike also served for many years as an Executive Board Director for the Tennis Industry Association (TIA) both in the USA and in the UK. Mike has been at the forefront of many of the most successful tennis racket innovations over this period and highly regarded across this industry sector.

Professional History of Jason Seifert

Mr. Seifert joined the Company as our Chief Financial Officer on July 5, 2021 from Ernst & Young where he has served as Senior Manager since 2016. Prior to joining Ernst & Young, Mr. Seifert served as the Director, Financial Reporting at The Finish Line, Inc. from 2014 to 2016 as well as the Controller of The Finish Line’s JackRabbit running division from 2015 to 2016. He holds Bachelor of Science degrees in accounting and finance from the University of Southern Indiana and is a certified public accountant.

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Professional History of Tom Dye

Mr. Dye joined our Company as Chief Operating Officer on [*]. Tom has over 35 years of senior management experience in diverse consumer goods and manufacturing segments across the Americas, Asia, Europe, Australia and Middle East. From 1977 to 1990, Tom served as Vice President of International Operations at Wilson Sporting Goods where he was responsible for multiple international start-up operations, including launching the first wholly U.S. owned sporting goods company in Japan. From 1990 to 2001, Tom served as President of International Exports at The Coleman Company. From 2002 to 2009, Tom served in a number of roles at Prince Global Sports, the leading global manufacturer of tennis rackets, in various roles, including Vice President of Operations, Vice President/General Manager of International Operations, National Sales Manager and acting Chief Financial Officer. From 2012 to 2014, Tom served as Chief Operating Officer at Prince Global Sports. From 2015 to 2017, Tom served as Chief Operating Officer of HazTek, Inc.

Professional History of Paul McKeown

Holding a Chartered Professional Accountant designation (CPA-CMA) in Canada, Paul has 40+ years’ experience in senior management focused on finance, operations and IT functions in large multinational companies (37 years in sporting goods).

Paul started his sporting goods business career in the early 1980s at Wilson Sporting Goods Canadian subsidiary, where he led the finance, IT and operations functions. Recognizing strong processes and performance of the Canadian unit, Paul was appointed to a small team of executives to provide on-going functional support to new entities being established in Latin America and Asia.

In 1989, Wilson was acquired by Amer Sports which through further acquisitions (Atomic, Suunto, Precor and Salomon) became the largest sports “hard goods” equipment supplier in the world. Those acquisitions required leadership to integrate into Amer’s processes, and Paul led the finance and operations integration teams for Canada, Latin America, and Asia.

As a result, Paul was appointed Director of Process Integration & Development for North America. A key initiative under his leadership was transition of financial transactional processing for all Amer North American business units to the Global Financial Shared Service organization in Poland.

Following that, he was appointed Vice President Finance for Amer’s Precor Fitness brand – headquartered in Seattle Washington. In that role, he re-organized the finance team, and introduced new tools and processes which lead to significant improvements in financial performance and business control.

In Spring 2018, he retired from active service and began a consulting career with focus on financial/IT processes. He joined Slinger Bag in the summer of 2019 as a consultant and in April 2020 was appointed Chief Financial Officer of Slinger Bag. On July 5, 2021, Paul was appointed as Chief Business Integration Officer with Jason Seifert being appointed as our Chief Financial Officer.

Professional History of Juda Honickman

Juda Honickman is Chief Marketing Officer for Slinger Bag Inc. Juda joined Slinger Bag in October 2017 to lead product design and overall strategy for the company’s pre-sale crowdfunding initiative, which exceeded its goal by 2,600%. He is responsible for overseeing the planning, development and execution of the Company’s marketing and advertising initiatives along with ensuring that the Company’s offering and brand messaging is distributed across all channels and is effectively targeting audiences in order to meet sales objectives. In his role, Juda oversees the global communications of Slinger’s brand, including consumer insights, digital marketing, creative development, agency management, marketing effectiveness, social responsibility, sponsorships, media and employee communications. Juda previously served as The Director of Marketing and Strategy for a global legal tech company and before that oversaw marketing and sales for an innovative consumer tech business.

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Professional History of Mark Radom

Since September 2019, Mark Radom has been general counsel of Slinger Bag Inc. Mr. Radom has also served as general counsel of The Greater Cannabis Company, Inc. and from February 2010 through July 2015, general counsel and chief carbon officer of Blue Sphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

Professional History of Yonah Kalfa

Yonah Kalfa joined Slinger Bag as its Chief Innovation Officer in September 2020. Prior to joining Slinger Bag, Mr. Kalfa owned and operated NA Dental, a company active in the dental supply business since 2010. Mr. Kalfa is a director of Pharmedica Ltd., Plaqless Ltd., Dusmit Ltd. and Parasonic Ltd.

Term of Office

All directors hold office until the next annual meeting of the shareholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Family Relationships

There are no family relationships among our directors or officers, or persons nominated or chosen to be a director or officer. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Director Independence

As of the closing of this offering, the Board will have reviewed the independence of our directors based on the listing standards of the Nasdaq. In connection with such listing, we will appoint independent directors, establish an audit committee, compensation committee and a nominating and governance committee. At such time as we identify and appoint independent directors, we will apply the independence standards of the Nasdaq. Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the Nasdaq Global Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the Nasdaq rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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Significant Employees

Other than our officers and director, we currently have only one other person who we consider to be a significant employee – Charles Ruddy, who is President of our recently-acquired subsidiary, Foundation Sports Systems, LLC (“Foundation Sports”).

Charles Ruddy has been the President and Founder of Foundation Sports since August 2017. Prior to establishing Foundation Sports, Mr. Ruddy was a consultant to Tennis Connect / Tennis Industry Association from 2004-2017 where he designed and managed the tennis industry’s first software as a service platform in 2004.

Board Committees

As of the closing of the offering, our Board will have established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Each of our independent directors, [*], [*] and [*], will serve on each committee. Our Board will adopt written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The audit committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our Board of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

[*] will serve as chairman of our audit committee. As of the closing of this offering, the Board will have reviewed the independence of our directors based on the listing standards of the Nasdaq. Based on this review, the Board shall have determined that that each of [*] meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the Nasdaq rules. Our board of directors will determine that [*] qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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Compensation Committee

The compensation committee will be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

[*] will serve as chairman of our compensation committee.

Nominating Committee

The purpose of the nominating committee is to assist the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness. [*] will serve as chairman of our nominating committee.

Board Leadership Structure

Currently, Mr. Ballardie is our principal executive officer and [*] is chairman of the board.

Risk Oversight

Our Board will oversee a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors will be responsible for overseeing the management of risks associated with the independence of our Board.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics on [*] that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer), our Chief Financial Officer (Principal Financial Officer) and our three most highly compensated executive officers other than the Principal Executive Officer during fiscal years 2020 and 2019 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year ended April 30	Salary ($)	Bonus ($)	Share Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Mike Ballardie (1)	2021	360,109	635,000	-	-	119,714	1,114,823
	2020	226,750	112,500	1,496,698	-	82,212	1,918,160
Judah Honickman (2)	2021	96,000	51,000	-	-	-	147,000
	2020	107,915	51,000	748,349	-	-	907,264
Paul McKeown (3)	2021	298,589	90,000	23,756	-	-	412,345
	2020	101,525	-	374,174	-	-	475,699
Tom Dye (4)	2021	120,000	30,000	15,747	-	-	165,747
	2020	90,292	-	374,174	-	-	464,466
Mark Radom (5)	2021	84,000	21,000	15,747	-	-	120,747
	2020	34,000	-	374,174	-	-	408,174
Yonah Kalfa (6)	2021	120,000	30,000	-	-	-	150,000

(1)	Mr. Ballardie has served as the Company’s Principal Executive Officer and as Chairman of the Board of Directors since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(2)	Mr. Honickman has served as the Company’s Chief Marketing Officer since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(3)	Paul McKeown has served as the Company’s Chief Financial Officer since April 30, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(4)	Tom Dye has served as the Company’s Chief Operating Officer since April 30, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.
(5) (6)

Mark Radom has served as the Company’s General Counsel since September 16, 2019 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

Yonah Kalfa has served as the Company’s Chief Innovation Officer since September 7, 2020 and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

Jason Seifert, our Chief Financial Officer, was hired following the end of our most recent fiscal year ended April 30, 2021, on July 5, 2021. Mr. Seifert is eligible to participate in our incentive plan at a 30% of base salary eligibility level based upon company and individual performance targets, with a guaranteed minimum performance bonus of 15% of his base salary for the year ending April 30, 2022. Mr. Seifert’s base salary is $215,000 per year and he is eligible to participate in our employee benefit plan. Mr. Seifert is also eligible for other one-time warrant grants after 12 months of service with the Company and has an address at 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244.

Share-Based Compensation Grants

The share-based awards in the above compensation table represent the grant date fair value of warrant awards issued to officers and executives and was determined in accordance with ASC Topic 718.

Employment Agreements

We are party to service agreements with each of our executive officers. There are no potential payments payable to the Named Executive Officers upon a termination of employment in connection with a change in control.

Director Compensation

The following table sets forth director compensation for the years ended April 30, 2021 and 2020:

Name	Year Ended April 30	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Mike Ballardie	2021	-	-	-
	2020	-	-	-

Stock Options/SAR Grants.

None.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest except for the entry into the exclusive distribution agreement with Framework Sports and Marketing Ltd. dated May 20, 2020 for the United Kingdom and Ireland, which is owned by the brother of our chief executive officer.

Transactions with Related Persons

There have been no transactions, or currently proposed transactions, except for that mentioned above, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
●	any promoters and control persons; and
●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Our CEO, CFO and general counsel are responsible for reviewing and assessing the relevance of proposed relationships and transactions with related parties and ratify agreements for execution on our behalf.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of July 31, 2021, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The following table lists, as at the date hereof, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

	Common Stock
Name	# of Shares (1)	% of Class (1)
Yonah Kalfa (2)	24,994,700	31.6%
2672237 Ontario Ltd.	12,524,702	15.8%
Mike Ballardie (2)	10,000,000	12.6%
Judah Honickman (2)	2,600,000	3.3%
Paul McKeown (2)	2,750,000	3.5%
Tom Dye (2)	2,750,000	3.5%
Mark Radom (2)	2,776,025	3.5%
All current officers and directors as a group (6 persons) (2)	45,870,725	58.0%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible debt or convertible preferred shares currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total number of shares of common stock outstanding on August 27, 2021, which was 41,850,872, and the shares issuable upon exercise of warrants and convertible debt. The number of common shares used in computing this percentage is 79,115,593.
(2)	The above officers and directors were granted an aggregate total of 11,250,000, 4,500,000 and 10,100,000 warrants on April 30, 2020, February 9, 2021 and September 3, 2021, respectively, as compensation and bonuses. The April 30, 2020 and September 3, 2021 warrants have an exercise price of $0.001 per share and the February 9, 2021 warrants have an exercise price of $0.001 per share for non-U.S. employees and $3.94 for U.S. employees. All of the warrants have a contractual life of 10 years from the date of issuance and are vested immediately upon grant. Additionally, Yonah Kalfa and Mark Radom own 19,994,700 and 26,025 shares of common stock of the Company, respectively.

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Securities authorized for issuance under equity compensation plans.

The table below provides information regarding all compensation plans as of the end of the most recently completed fiscal year (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

On November 11, 2020, our Board of Directors approved the Slinger Bag Inc. Global Share Incentive Plan (2020), or the 2020 Plan, which was approved by stockholders holding in the aggregate 19,994,700 shares of our common stock, or approximately 75.4% of our common stock outstanding on such date. The 2020 Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely employees of the Company and its subsidiaries are eligible for incentive stock option awards).

We reserved a total of 15,000,000 shares for issuance under awards to be made under the 2020 Plan of which 5,000,000 remain in reserve as at the date hereof, all of which may, but need not, be issued in connection with ISOs. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2020 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	-	-	5,000,000
Equity compensation plans not approved by security holders	24,503,107	$1.01	-
Total	24,503,107	$1.01	5,000,000

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our articles of incorporation, bylaws and Chapters 78 and 92A of the Nevada Revised Statutes as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our articles of incorporation, our bylaws and the provisions of Nevada law. You should read the provisions of our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of August 27, 2021, there were 41,850,872 shares of common stock outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable.

Each share of our common stock entitles its holder to one vote on all matters to be voted or consented upon by the stockholders. Holders of shares of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors collectively hold the voting power to elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as dissolution, merger or an amendment to our articles of incorporation. At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Our bylaws may be amended or repealed and new bylaws adopted by our board of directors; however, a two-thirds vote is required for stockholders to alter or repeal any bylaws or adopt new bylaws.

Holders of shares of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our board of directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of holders of any shares of preferred stock we may issue in the future.

In the event of our liquidation, dissolution or winding up, each outstanding share of our common stock is entitled to share ratably in all assets available for distribution after the payment and satisfaction of all of our debts and other liabilities, subject to the prior rights of holders of any shares of preferred stock. The holders of shares of our common stock have no subscription, redemption or conversion privileges. Holders of shares of our common stock do not have pre-emptive rights. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock or any other class of series of stock which has preference over our common stock which we may issue in the future.

Authorized Capital

On February 25, 2020, we increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 and effected a 4-1 forward split of its outstanding shares of common stock. Approval of our stockholders was not required to be obtained, as authorized by Nevada Revised Statute Section 78.207, et seq. The forward split became effective on February 25, 2020. As a result of the forward stock split, each share of our common stock outstanding has been split into four shares of our common stock.

The holders of shares of our common stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the net assets of the Company shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interest. See “Description of Capital Stock”.

For all undesignated preferred stock, the Board is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences associated with such shares.

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Approximate Number of Equity Security Holders

On August 27, 2021, there were 124 holders of record of our common stock, as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single shareholder. A significant number of shares of our common stock are held in either nominee name or street name brokerage accounts, and consequently, we are unable to determine the total number of beneficial owners of our stock.

Shares Outstanding

As of August 27, 2021, there were 41,850,872 shares of our common stock outstanding.

Dividend Policy

We have not paid and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. We currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration and payment of any cash dividends in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any.

Market for Shares of Common Stock

Shares of our common stock are quoted on the OTCQB of the OTC Markets Group Inc. under the symbol “SLBG”. On August 30, 2021, the closing price per share of our common stock as reported by OTC Markets Group Inc. was $3.25.

Listing

We will apply to have our common stock listed on the Nasdaq Capital Market under the symbol “[*].” We will not proceed with this offering in the event our common stock is not approved for listing on the Nasdaq.

Transfer Agent

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC.

Preferred Stock

We do not have any authorized shares of preferred stock and no shares of our preferred stock or other series of capital stock is outstanding. We have no other securities outstanding that may be converted into, exchanged for, shares preferred stock or other series of capital stock.

Anti-Takeover Law, Business Combinations and Certain Stockholder Rights

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Acquisitions of Controlling Interests

Nevada law contains provisions governing the acquisition of a controlling interest, commonly referred to as the “Control Share Act”. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Act provides that a person or entity acquires a “controlling interest” when such person or entity it acquires outstanding voting shares that, but for the operation of the Control Share Act, enables the acquiring person or entity, 20 to 33-1/3%; 33-1/3 to 50%; or more than 50% of all the voting power of the corporation in the election of directors.

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An “acquisition” is generally defined as the direct or indirect acquisition of a “controlling interest”. The articles of incorporation or the bylaws of a Nevada corporation may provide that the Control Share Act does not apply to the corporation or to the acquisition of a controlling interest. Our articles of incorporation and bylaws do not exempt our common stock from the Control Share Act.

The Control Share Act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An “Issuing Corporation” is a Nevada corporation that as of any date (i) has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

Certain Business Combinations

The Nevada Business Combination Act may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding shares of the corporation, or (iii) representing more than 10% of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a “resident domestic corporation”, or an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the resident domestic corporation. A “resident domestic corporation” is defined as a Nevada corporation that has 200 or more stockholders of record.

A corporation subject to the Business Combination Act may not engage in a “combination” with any interested stockholder within two years after such person became an interested stockholder unless the combination or purchase meets the requirements, if any, in the corporation’s articles of incorporation, and the combination or the transaction by which such person became an interested stockholder is approved by the board of directors before the person became an interested stockholder or the combination is approved by the board of directors and is approved at an annual or special meeting of stockholders by the affirmative vote of holders of at least 60% of the outstanding voting power not owned by the interested stockholder or its associates or affiliates. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors or a majority of the outstanding voting power not held by the interested stockholder or its associates or affiliates, or if the combination otherwise satisfies the requirements set forth in the Business Combination Act.

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Right of Shareholders on Mergers, Conversions, Exchanges

Chapter 92A of the Nevada Revised Statutes governing, among other things, mergers, conversions and exchanges, sets forth certain rights of shareholders in connection with such transactions, including, without limitation, the right to dissent from certain corporate actions and to obtain payment for shares, subject to the limitations provided therein on the right of dissent.

Articles of Incorporation and Bylaws

Nevada corporate law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. Other than as described above, our articles of incorporation and bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of our company.

Limitation of Liability and Indemnification

Our directors and officers are subject to the indemnification provisions provided by the Nevada Revised Statures (NRS) and our by-laws. We have also agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act.

Neither our articles of incorporation nor by-laws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. Our bylaws provide that directors and officers shall be indemnified and held harmless to the fullest extent permitted by law. Our articles of incorporation do not contain any provision that expands the individual liability of our directors and officers beyond that prescribed by NRS Section 78.138 (relating to fiduciary duties of directors and officers).

NRS Section 78.7502 generally provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as set forth in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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SHARES ELIGIBLE FOR FUTURE SALE

As of August 27, 2021, we had 41,850,872 shares of common stock outstanding. Of those shares, the 11,674,077 shares (including 4,074,076 shares to be issued on the exercise of warrants and 7,600,001 shares to be issued on the conversion of the Notes) covered by a certain prospectus upon sale will be freely transferrable without restrictions unless purchased by persons deemed to be our affiliates as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 under the Securities Act. Of our shares of common stock that are outstanding, 35,288,871 are “restricted,” which means they were originally sold in an offering not registered under the Securities Act. Restricted shares may be sold through registration under the Securities Act or under an applicable exemption from registration, such as provided by Rule 144, which is summarized below.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our common stock or any securities convertible into or exchangeable or exercisable for common stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our common stock, in the case of the Company for a period of 365 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting—Lock-up Agreements.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction or other similar transaction.

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In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

We have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
●	a foreign corporation;
●	an estate or trust that is not a U.S. holder; and
●	any other Person that is not a U.S. holder.

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We are offering our shares of Common Stock described in this prospectus through the underwriters named below. Spartan Capital Securities, LLC (“Spartan”) is acting as the sole representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Common Stock listed next to its name in the following table.

Underwriters	Number of Shares
Spartan Capital Securities, LLC
Revere Securities LLC
Total

The underwriting agreement provides that the underwriters must buy all of the shares of Common Stock if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares as described below. Our shares of Common Stock are offered subject to a number of conditions, including the receipt and acceptance of our shares of Common Stock by the underwriters and the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to an aggregate of [*] additional shares of Common Stock. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares of Common Stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $ [*] per share from the public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, [*] may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of Common Stock to the underwriters at the offering price of $[*] per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 7.5% underwriting discount.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to          additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

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We have agreed to pay the underwriter’s out-of-pocket accountable expenses, including legal fees, up to a maximum amount of $[*], irrespective of whether the offering is consummated. We have paid $ [*] to Spartan as an advance to be applied towards reasonable out-of-pocket expenses (which we refer to as the Advance). Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $[*] million. We have also agreed to reimburse the underwriters for certain expenses incurred by them.

Right of First Refusal

We have also granted Spartan an irrevocable right of first refusal for a period of twelve (12) months after the effective date of this offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at its sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary for such transactions.

Lock-up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our common stock or any securities convertible into or exchangeable or exercisable for common stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our common stock, in the case of the Company for a period of 365 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of Spartan.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Listing

We will apply to have our shares of Common Stock approved for listing on the Nasdaq Capital Market under the symbol “[*].” We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our shares of Common Stock during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

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Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of Common Stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of Common Stock, which involve the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering and purchasing shares of Common Stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Spartan has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Common Stock or that the shares of Common Stock will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

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United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP. [*]. Certain legal matters will be passed upon for the underwriters by ___________.

EXPERTS

Our consolidated balance sheets as of April 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for the fiscal years ended April 30, 2021 and 2020 included elsewhere in this prospectus, have been audited by Mac Accounting Group, LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this Prospectus. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

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F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Slinger Bag Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Slinger Bag Inc. as of April 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows for each of the two years in the period ended April 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Slinger Bag Inc. as of April 30, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Slinger Bag Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Slinger Bag Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Inventory

The Company developed, and now sells, a tennis ball launcher that is built into a bag (the “Slinger Launcher”). The Company utilizes manufacturing companies who deliver its Slinger Launchers to third party warehouses around the world to enable the Company to distribute its product internationally. As discussed in Note 3 of the consolidated financial statements the Company values their inventory at the lower of cost (determined principally on a first-in first-out basis) or net realizable value. Due to the numerous warehouse locations, inventory in transit, and the multiple components that go into the Slinger Launcher auditing the inventory balance was challenging and required complex auditor judgment.

In order to audit the Company’s inventory balance, we sent confirmations to third party warehouses after they completed their internal inventory counts, reconciled and verified all inventory in transit amounts by reviewing third party support and shipping records, and we ensured all values assigned to components and completed Slinger Launchers was accurate by reviewing source documents and invoices from third party manufacturers.

Complex Debt and Equity Transactions

During the year under audit the Company entered into multiple debt and/or equity transactions and agreements that contained terms and provisions that were uncommon in practice. Due to the unusual nature of the agreements, ensuring the accounting for the transactions were challenging, subjective, and required complex auditor judgment, including detailed analysis and interpretation of accounting standards.

In order to audit these significant unusual transactions, we reviewed Company analysis and had to perform a significant amount of research in order to gain comfort in the accounting for each.

/s/ Mac Accounting Group, LLP

We have served as the Company’s auditor since 2019.

Midvale, Utah

August 6, 2021

F-2

Slinger Bag Inc.

Consolidated Balance Sheets

	April 30, 2021	April 30, 2020

Assets

Current assets
Cash and cash equivalents	$928,796	$79,847
Accounts receivable, net	762,487	-
Inventories, net	3,693,216	919,644
Prepaid expenses and other current assets	200,160	381,510
Total current assets	5,584,659	1,381,001

Intangible asset, net	112,853	-
Total assets	$5,697,512	$1,381,001

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable and accrued expenses	$2,050,476	$1,108,488
Accrued payroll and bonuses	1,283,464	257,730
Deferred revenue	99,531	179,366
Accrued interest - related party	747,636	138,967
Notes payable - related party, net	6,143,223	2,100,000
Convertible notes payable, net	-	82,128
Derivative liabilities	13,813,449	620,238
Total current liabilities	24,137,779	4,486,917

Long-term liabilities
Long-term portion of convertible notes payable, net	-	1,493,939
Notes payable, net	10,477	393,975
Total liabilities	24,148,256	6,374,831

Commitments and contingencies (Note 10)

Shareholders’ deficit
Common stock, $0.001 par value, 300,000,000 shares authorized, 27,642,828 and 24,749,354 shares issued and outstanding as of April 30, 2021 and 2020, respectively; 6,921,299 and 8,137,859 shares issuable as of April 30, 2021 and 2020, respectively	27,643	24,749
Additional paid-in capital	10,365,056	5,214,970
Accumulated other comprehensive loss	(20,170)	(5,036)
Accumulated deficit	(28,823,273)	(10,228,513)
Total shareholders’ deficit	(18,450,744)	(4,993,830)
Total liabilities and shareholders’ deficit	$5,697,512	$1,381,001

See accompanying notes to consolidated financial statements

F-3

Slinger Bag Inc.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended
	April 30, 2021	April 30, 2020

Net sales	$10,804,214	$686,179
Cost of sales	7,680,290	1,370,897
Gross income (loss)	3,123,924	(684,718)

Operating expenses:
Selling and marketing expenses	1,761,154	563,003
General and administrative expenses	4,749,922	5,291,075
Research and development costs	339,385	179,982
Transaction costs	-	198,443
Total operating expenses	6,850,461	6,232,503

Loss from operations	(3,726,537)	(6,917,221)

Other expenses (income):
Amortization of debt discount	376,506	1,565,174
Loss on extinguishment of debt	3,030,495	-
Induced conversion loss	51,412	-
Gain on change in fair value of derivatives	(1,939,639)	-
Interest expense - related party	608,668	171,918
Interest expense	12,740,781	573,431
Total other expense	14,868,223	2,310,523
Loss before income taxes	(18,594,760)	(9,227,744)
Provision for income taxes	-	-
Net loss	$(18,594,760)	$(9,227,744)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	(15,134)	(5,034)
Total other comprehensive loss, net of tax	(15,134)	(5,034)
Comprehensive loss	$(18,609,894)	$(9,232,778)
Net loss per share, basic and diluted	$(0.70)	$(0.37)
Weighted average number of common shares outstanding, basic and diluted	26,723,038	24,689,813

See accompanying notes to consolidated financial statements

F-4

Slinger Bag Inc.

Consolidated Statements of Shareholders’ Deficit

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Total
Balance, April 30, 2019	24,380,000	$24,380	$2,520	$-	$(33,091)	$(6,191)

Contribution of Slinger Bag Limited	-	-	-	(2)	(967,678)	(967,680)
Shares issuable related to note payable	-	-	1,492,188	-	-	1,492,188
Distribution to shareholder	-	-	(332,239)	-	-	(332,239)
Forgiveness of net liabilities owed to former majority shareholder	-	-	15,289	-	-	15,289
Shares issued for conversion of convertible debt	369,354	369	182,476	-	-	182,845
Share-based compensation	-	-	3,741,746	-	-	3,741,746
Warrants issued with note payable	-	-	112,990	-	-	112,990
Foreign currency translation	-	-	-	(5,034)	-	(5,034)
Net loss	-	-	-	-	(9,227,744)	(9,227,744)
Balance, April 30, 2020	24,749,354	$24,749	$5,214,970	$(5,036)	$(10,228,513)	$(4,993,830)

Shares issued related to note payable	1,216,560	1,217	(1,217)	-	-	-
Warrants issued related to notes payable - related party	-	-	2,157,818	-	-	2,157,818
Shares issued in connection with conversion of notes payable	772,332	772	1,749,232	-	-	1,750,004
Shares issued for conversion of convertible debt	300,000	300	238,149	-	-	238,449
Shares issued in connection with purchase of trademark	35,000	35	35,316	-	-	35,351
Warrants issued in connection with purchase of trademark	-	-	50,232	-	-	50,232
Shares issued in connection with services	569,582	570	849,559	-	-	850,129
Share-based compensation	-	-	70,997	-	-	70,997
Foreign currency translation	-	-	-	(15,134)	-	(15,134)
Net loss	-	-	-	-	(18,594,760)	(18,594,760)
Balance, April 30, 2021	27,642,828	$27,643	$10,365,056	$(20,170)	$(28,823,273)	$(18,450,744)

See accompanying notes to consolidated financial statements

F-5

Slinger Bag Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	April 30, 2021	April 30, 2020

Cash flows from operating activities:
Net loss	$(18,594,760)	$(9,227,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,730	650
Gain on change in fair value of derivatives	(1,939,639)	-
Shares issued in connection with services	798,351	-
Share-based compensation	70,997	3,741,746
Loss on extinguishment of debt	3,030,495	-
Induced conversion loss	51,412	-
Non-cash interest expense	12,501,178	358,855
Amortization of debt discount	376,506	1,565,174

Changes in operating assets and liabilities:
Accounts receivable, net	(760,058)	-
Inventories, net	(2,764,758)	(919,644)
Prepaid expenses and other current assets	208,806	(381,510)
Accounts payable and accrued expenses	946,716	855,853
Accrued payroll and bonuses	1,025,734	365,787
Deferred revenue	(79,835)	(706,408)
Accrued interest - related party	608,668	138,967

Net cash used in operating activities	(4,517,457)	(4,208,274)

Cash flows from investing activities:
Purchase of intangible assets	(30,000)	-
Proceeds from contribution of net assets of Slinger Bag Limited	-	73,400
Net cash (used in) provided by investing activities	(30,000)	73,400

Cash flows from financing activities:
Distribution to shareholder	-	(332,239)
Proceeds from notes payable - related party	3,300,000	2,100,000
Proceeds from note payable	3,120,000	500,000
Repayments of notes payable – related party	(1,000,000)	-
Proceeds from convertible note payable	-	1,950,000

Net cash provided by financing activities	5,420,000	4,217,761

Effect of exchange rate fluctuations on cash and cash equivalents	(23,594)	(5,034)

Increase in cash and cash equivalents	848,949	77,853
Cash and cash equivalents at beginning of period	79,847	1,994
Cash and cash equivalents at end of period	$928,796	$79,847

Supplemental disclosure of cash flow information:
Interest paid	$263,268	$224,726
Income taxes paid	3,668	-

Supplemental disclosure of non-cash investing and financing activities:
Forgiveness of net liabilities owed to former majority shareholder	$-	$15,289
Shares issuable related to convertible note payable agreement	-	1,492,188
Debt discount due to derivative liability	-	673,809
Conversion of note payable and accrued interest into common stock	-	182,845
Warrants issued with note payable	-	112,990
Net assets contributed from Slinger Bag Limited	-	(967,680)
Transfer of convertible note payable to note payable	1,700,000	-
Transfer of notes payable to notes payable – related party	1,820,000	-
Shares and warrants issued in connection with purchase of trademark	85,583	-
Conversion of notes payable and accrued interest into common stock	1,937,041	-
Warrants and shares issued with note payable	158,331	-

See accompanying notes to consolidated financial statements

F-6

SLINGER BAG INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Organization

Lazex Inc. (“Lazex”) was incorporated under the laws of the State of Nevada on July 12, 2015. On August 23, 2019, the majority owner of Lazex entered into a Stock Purchase Agreement with Slinger Bag Americas Inc., a Delaware corporation (“Slinger Bag Americas”), which was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. In connection with the Stock Purchase Agreement, Slinger Bag Americas acquired 20,000,000 shares of common stock of Lazex for $332,239. On September 16, 2019, SBL transferred its ownership of Slinger Bag Americas to Lazex in exchange for the 20,000,000 shares of Lazex acquired on August 23, 2019. As a result of these transactions, Lazex owned 100% of Slinger Bag Americas and the sole shareholder of SBL owned 20,000,000 shares of common stock (approximately 82%) of Lazex. Effective September 13, 2019, Lazex changed its name to Slinger Bag Inc.

On October 31, 2019, Slinger Bag Americas acquired control of Slinger Bag Canada, Inc., (“Slinger Bag Canada”) a Canadian company incorporated on November 3, 2017. There were no assets, liabilities or historical operational activity of Slinger Bag Canada.

On February 10, 2020, Slinger Bag Americas became the 100% owner of SBL, along with SBL’s wholly owned subsidiary Slinger Bag International (UK) Limited (“Slinger Bag UK”), which was formed on April 3, 2019. The owner of SBL contributed it to Slinger Bag Americas for no consideration.

The operations of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL are collectively referred to as the “Company.”

The Company operates in the sporting and athletic goods business. The Company is the owner of the Slinger Launcher, which is a portable tennis ball launcher, as well as other associated tennis accessories.

Effective February 25, 2020, the Company increased the number of authorized shares of common stock from 75,000,000 to 300,000,000 via a four-to-one forward split of its outstanding shares of common stock. All share and per share information contained in this report have been retroactively adjusted to reflect the impact of the stock split.

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As a result of the transactions described above, the accompanying consolidated financial statements include the combined results of Slinger Bag Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK and SBL for the years ended April 30, 2021 and 2020. The contribution of the net assets of SBL is reflected as an equity contribution at historical cost on May 1, 2019, the beginning of the earliest period in which the entities were under common control. There was no historical activity in Slinger Bag Americas or Slinger Bag Canada prior to May 1, 2019. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has an accumulated deficit of $28,823,273 as of April 30, 2021, and more losses are anticipated in the development of the business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from related parties, and/or private placement of debt and/or common stock.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

Financial Statement Reclassification

Certain prior year amounts have been reclassified in these consolidated financial statements to conform to current year presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The majority of payments due from banks for credit card transactions process within 24 to 48 hours and are accordingly classified as cash and cash equivalents.

Accounts Receivable

The Company’s accounts receivable are non-interest bearing trade receivables resulting from the sale of products and payable over terms ranging from 15 to 60 days. The Company provides an allowance for doubtful accounts at the point when collection is considered doubtful. Once all collection efforts have been exhausted, the Company charges-off the receivable with the allowance for doubtful accounts. The Company had no allowance for doubtful accounts as of April 30, 2021 or 2020.

Inventory

Inventory is valued at the lower of the cost (determined principally on a first-in, first-out basis) or net realizable value. The Company’s valuation of inventory includes inventory reserves for inventory that will be sold below cost and the impact of inventory shrink. Inventory reserves are based on historical information and assumptions about future demand and inventory shrink trends. The Company’s inventory as of April 30, 2021 consisted of $1,591,826 of finished goods, $1,777,028 of component and replacement parts, $347,362 of capitalized duty and freight, and a $23,000 inventory reserve. The Company’s inventory as of April 30, 2020 consisted of $663,750 of finished goods and $255,894 of component and replacement parts.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. While we may be exposed to credit risk, we consider the risk remote and do not expect that any such risk would result in a significant effect on our results of operations or financial condition.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company recognizes revenue for its performance obligation associated with its contracts with customers at a point in time once products are shipped. Amounts collected from customers in advance of shipping products ordered are reflected as deferred revenue on the accompanying consolidated balance sheets. The Company’s standard terms are non-cancelable and do not provide for the right-of-return, other than for defective merchandise covered under the Company’s standard warranty. The Company has not historically experienced any significant returns or warranty issues.

F-8

Fair Value of Financial Instruments

Fair value of financial and non-financial assets and liabilities is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tier hierarchy for inputs used in measuring fair value, which prioritizes the inputs used in the methodologies of measuring fair value for assets and liabilities, is as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities

Level 3 — Unobservable pricing inputs in the market

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their categorization within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturity. The Company’s derivative liabilities were calculated using Level 2 assumptions on the issuance date via a Black-Scholes option pricing model whose assumptions are in line with the assumptions noted below in the warrant section.

Income Taxes

Income taxes are accounted for in accordance with the provisions of ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are more likely than not to be realized.

Intangible Asset

Intangible asset relates to the “Slinger” technology trademark, which the Company purchased on November 10, 2020. The trademark is amortized over its expected life of 20 years. Amortization expense for the year ended April 30, 2021 and 2020 was $2,730 and zero, respectively. The amount of amortization expense for each of the next five years will be approximately $5,800 per year.

Long-Lived Assets

In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. If those net undiscounted cash flows do not exceed the carrying amount, impairment, if any, is based on the excess of the carrying amount over the fair value based on the market value or discounted expected cash flows of those assets and is recorded in the period in which the determination is made. There was no impairment of long-lived assets identified during the year ended April 30, 2021 or 2020.

F-9

Share-Based Payment

The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation (ASC 718). Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

Warrants

The Company grants warrants to key employees and executives as compensation on a discretionary basis. The Company also grants warrants in connection with certain note payable agreements and other key arrangements. The Company is required to estimate the fair value of share-based awards on the measurement date and recognize as expense that value of the portion of the award that is ultimately expected to vest over the requisite service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 7: Note Payable and Note 9: Shareholders’ Deficit.

The warrants granted during the year ended April 30, 2021 and 2020 were valued using a Black-Scholes option pricing model on the date of grant using the following assumptions:

	2021	2020
Expected life in years	2 – 10 years	2 -10 years
Stock price volatility	148% - 280%	121% - 144%
Risk free interest rate	0.12% - 1.64%	0.36% - 2.43%
Expected dividends	0%	0%

Foreign Currency Translation

A portion of SBL’s operations are conducted in Israel and its functional currency is the Israeli Shekel, the Company’s operations of Slinger Bag Canada are conducted in its functional currency of Canadian Dollars, and the Company’s Slinger Bag UK operations are conducted in its functional currency of the British pound (GBP). The accounts of SBL, Slinger Bag Canada, and Slinger Bag UK have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Shareholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments on the consolidated statements of operations and comprehensive loss.

Earnings Per Share

Basic earnings per share are calculated by dividing income available to shareholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.

The Company had 6,921,299 and 8,137,859 common shares issuable as of April 30, 2021 and 2020, respectively, (see Note 5 and 6) which were not included in the calculation of diluted earnings per share as the effect is antidilutive. The Company also had outstanding notes payable convertible into zero and 7,465,811 shares of common stock as of April 30, 2021 and 2020, respectively, (see Note 6), outstanding warrants exercisable into 24,503,107 and 13,000,000 shares of common stock as of April 30, 2021 and 2020, respectively, and 21,786 and zero shares related to make-whole provisions as of April 30, 2021 and 2020, respectively, (see Note 7), which were excluded from the calculation of diluted earnings per share as the effect is antidilutive. As a result, the basic and diluted earnings per share are the same for each of the periods presented.

F-10

Recent Accounting Pronouncements

In December 2019, the FASB issued Accounting Standards Update (ASU), 2019-12, Simplifying the Accounting for Income Taxes, which amends ASC 740, Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Other recently issued accounting pronouncements did not, or are not believed by management to, have a material effect on the Company’s present or future consolidated financial statements.

NOTE 4: INTANGIBLE ASSET

On November 10, 2020, the Company entered into a Trademark Assignment Agreement to acquire the “Slinger” trademark for $30,000 in cash, 35,000 shares of the Company’s common stock, and warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The warrants vested immediately and have a contractual life of 10 years.

The common stock was valued at the closing stock price on November 10, 2020 and the warrants were valued using a Black-Scholes option pricing model, for a fair value of $35,351 and $50,232, respectively.

The purchase price of the trademark was determined to be $115,583.

NOTE 5: NOTE PAYABLE – RELATED PARTY

On October 1, 2019, the Company entered into a loan agreement with a related party entity controlled by the former shareholder of Slinger Bag Canada for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 3, 2019, the Company entered into a loan agreement with the same related party for borrowings of $500,000 bearing interest at 12% per annum. All principal and accrued interest were due on demand under the original agreement. On December 13, 2019, the Company entered into an Amended and Restated Loan Agreement increasing the interest rate earned from 12% to 24% per annum and making all principal and accrued interest due on July 15, 2020, which was later amended to extend the due date to September 1, 2021.

On December 11, 2019, the Company entered into a loan agreement with the same related party for borrowings of $700,000 bearing interest at 24% per annum. All principal and accrued interest were due on July 15, 2020. On July 8, 2020, the terms of the debt were amended to extend the due date to January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On January 6, 2020, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on January 8, 2021, which was later amended to extend the due date to September 1, 2021.

On February 28, 2020, the Company entered into a loan agreement with the same related party for borrowings of $200,000 bearing interest at 24% per annum. All principal and accrued interest were due on February 28, 2021, which was later amended to extend the due date to September 1, 2021.

On May 12, 2020 and July 3, 2020, the Company entered into loan agreements with the same related party for borrowings of $1,000,000 and $500,000, respectively, bearing interest at 24% per annum. All principal and accrued interest were due on August 31, 2020 and July 3, 2021, respectively, which was later amended to extend the due date to September 1, 2021.

F-11

On July 8, 2020, the Company entered into a Purchase Order Financing Agreement (“PO Financing Agreement”) whereby $1,900,000 of the total $3,600,000 in outstanding debt due to the related party as of the date of the agreement was labeled as inventory financing (“PO Financing Amount”). The PO Financing Amount, along with any accrued interest, is due in full no later than six months from the effective date of the PO Financing Agreement, which was later amended to extend the due date to September 1, 2021. The outstanding balance of the PO Financing Agreement bears interest at a rate of 2% per month. The Company agreed to repay the PO Financing Amount together with any accrued, but unpaid, interest thereon out of proceeds from the sale of its products, licensing activities, revenue to be generated from operations and/or amounts received by the Company from investors, lenders, financiers, financing sources or other persons before making payments of any other nature (including dividends and distributions), except for payments required to finance the Company’s operations.

On August 10, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 under the PO Financing Agreement bearing interest at 24% per annum. All principal and accrued interest were due on August 10, 2021, which was later amended to extend the due date to September 1, 2021.

On September 7, 2020, the outstanding debt from the existing related party lender was amended to reduce the interest rate to 9.5% per annum on all outstanding loans, including the PO Financing Agreement, effective the date of the agreement. As consideration for agreeing to reduce the interest rate, the Company issued the related party warrants to purchase 2,500,000 shares of the Company’s common stock at an exercise of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. The amendment of the outstanding debt was treated as an extinguishment of the debt and therefore the value of the warrants issued to the lender of $1,999,487 was expensed as a loss on extinguishment of debt during the year ended April 30, 2021.

On September 8, 2020, the related party lender agreed to extend the due date of all outstanding loans to September 1, 2021.

On September 15, 2020, the Company entered into a loan agreement with the same related party for borrowings of $250,000 bearing interest at 9.5% per annum and due in full on September 15, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. The note was discounted by $70,130 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $43,615 and zero for the years ended April 30, 2021 and 2020, respectively, and is recorded in amortization of debt discount on the statement of operations. As of April 30, 2021, the remaining discount was $26,515.

On November 24, 2020, the Company entered into a loan agreement with the same related party for borrowings of $300,000 bearing interest at 9.5% per annum and due in full on November 24, 2021. In connection with the loan, the Company issued warrants to the related party lender to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vested immediately and have a contractual life of 10 years. This note was discounted by $88,201 allocated from the valuation of the warrants issued. The discount recorded on the note is being amortized through the maturity date, which amounted to $37,939 and zero for the years ended April 30, 2021 and 2020, respectively, and is recorded in amortization of debt discount on the statement of operations. As of April 30, 2021, the remaining discount was $50,262.

On December 3, 2020, Mont-Saic Investments LLC (“Mont-Saic”) entered into an Assignment and Conveyance Agreement with 2490585 Ontario Inc., the Company’s existing related party lender. In connection with the agreement, Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000, which consisted of a $1,700,000 note payable (see Note 6) and a $120,000 note payable (see Note 7), to 2490585 Ontario Inc., along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable. Subsequent to this point in time, the outstanding debt of $1,820,000 and all accrued interest is payable to 2490585 Ontario Inc., and future interest will accrue at a rate of 9.5% per annum consistent with the rate being charged on their other outstanding debt. The scheduled maturity date of the debt remains unchanged and is due June 1, 2021. As of April 30, 2021, there remain 6,921,299 shares issuable related to this note.

Total outstanding borrowings from this related party as of April 30, 2021 and 2020 amounted to $6,220,000 and $2,100,000, respectively. The outstanding amount is net of total discounts of $76,777 for a net book value of $6,143,223 as of April 30, 2021.

F-12

Interest expense related to this related party for the year ended April 30, 2021 and 2020 amounted to $608,668 and $171,918, respectively. Accrued interest due to the related party amounted to $747,636 and $138,967 as of April 30, 2021 and 2020, respectively.

On March 25, 2021, the Company entered into a loan agreement with a different related party for borrowings of $1,000,000 bearing interest at 1% per annum and due in full on April 25, 2021. The Company repaid the loan in full at maturity and there were no outstanding borrowings as of April 30, 2021.

NOTE 6: CONVERTIBLE NOTES PAYABLE

On June 1, 2019, the Company entered into a convertible note payable agreement with Mont-Saic Investments LLC (“Mont-Saic”) which provided for borrowings of $1,700,000 bearing interest at a rate of 12.6% per annum. All outstanding amounts were due on the maturity date 360 days after the loan issue date. The Company may repay up to 50% of the outstanding balance on the loan prior to the maturity date at their discretion. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 75% of the lowest closing price of the common stock as defined in the agreement.

The convertible note payable agreement, as amended on September 11, 2019, also provided Mont-Saic with a warrant giving them the right to acquire 33% of the outstanding shares of SBL on a fully-diluted basis for no consideration up through one year after the maturity date. On September 16, 2019, Mont-Saic and Slinger Bag Inc. entered into a warrant assignment and conveyance agreement which updated Mont-Saic’s right to acquire 33% of the outstanding common stock shares of SBL to Slinger Bag Inc. The allocated value of the warrant of $1,492,188 was recorded as a discount to the outstanding note balance. On May 6, 2020, the Company issued 1,216,560 shares of common stock as partial satisfaction of the shares issuable.

On June 1, 2020, the Company and Mont-Saic entered into an amendment to the convertible note payable agreement to eliminate the conversion right contained in the original agreement and extend the maturity date to June 1, 2021.

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option derivative amounted to $566,667 as of the issuance date on September 11, 2019, which was recorded as a discount to the outstanding note balance less $358,855 representing the amount of the conversion option exceeding the face value of the note payable which was recorded immediately as interest expense, and a derivative liability. On June 1, 2020, in connection with the elimination of the conversion option, this derivative ceased to exist and the value of the derivate of $566,667 was recognized as a loss on extinguishment of debt on the consolidated statements of operations for the year ended April 30, 2021.

The combined discount relating to the warrant and conversion option were amortized over the term of the agreement. Amortization of debt discounts during the year ended April 30, 2020 amounted to $1,493,939, and were recorded as amortization of debt discount in the accompanying consolidated statements of operations. The remaining $206,061 was amortized during the year ended April 30, 2021.

On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in its outstanding notes payable amounting to $1,820,000, which consisted of the $1,700,000 note payable and the $120,000 note payable (see Note 7), to the Company’s related party lender, along with the 1,216,560 shares of common stock previously issued to Mont-Saic in connection with the debt agreement and the rights to receive the remaining 6,921,299 shares issuable (see Note 5).

On November 20, 2019, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest were due on November 20, 2020. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement. On March 2, 2020, the holder elected to convert the outstanding principal of $125,000 and accrued interest of $4,274 into 369,354 shares of the Company’s common stock in accordance with the terms in the agreement.

F-13

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option derivative amounted to $53,571 as of the issuance date on November 20, 2019, which was initially recorded as a discount to the outstanding note balance and a derivative liability. The discount of $53,571 was fully amortized during the year ended April 30, 2020 upon the conversion of the outstanding note payable balance. Upon conversion of the note payable balance, the derivative liability amount of $53,571 was reclassified as additional paid-in capital as part of shareholders’ equity.

On February 11, 2020, the Company entered into a convertible note payable agreement for borrowings of $125,000 bearing interest at 12% per annum. All outstanding borrowings and accrued interest are due on February 11, 2021. The outstanding principal and accrued interest are convertible into shares of the Company’s common stock at any time at the option of the debtholder at a conversion price equal to 70% of the lowest closing price of the common stock as defined in the agreement.

The Company evaluated the conversion option under the guidance in ASC 815-10, Derivatives and Hedging, and determined it to have characteristics of a derivative liability. Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives. The value of the conversion option amounted to $53,571 as of the issuance date on February 11, 2020, which was initially recorded as a discount to the outstanding note balance and a derivative liability. The discount was being amortized over the term of the agreement.

On September 4, 2020, the Company and the convertible debt holder entered into an agreement to convert the outstanding convertible note payable balance of $125,000 and accrued interest of $8,466 into 300,000 shares of the Company’s common stock. Under the guidance in ASC 470-20-40-16, the Company recognized an expense at the conversion date equal to the fair value of the shares transferred after the change in terms, less the fair value of securities issuable under the original conversion terms. The excess in value, which amounted to $51,412 was recorded as an induced conversion loss in the consolidated statements of operations during the year ended April 30, 2021.

At the time of the conversion, the remaining debt discount was fully amortized and the derivative liability amount of $53,571 was reclassified as additional paid-in capital as part of shareholders’ equity. Amortization of debt discounts during the year ended April 30, 2021 and 2020 was $42,872 and $10,699, respectively, and was recorded as amortization of debt discount in the accompanying consolidated statements of operations. The unamortized discount balance amounted to zero and $42,872 as of April 30, 2021 and 2020, respectively.

Total outstanding principal of convertible notes payable at April 30, 2021 and 2020 amounted to zero and $1,825,000, respectively. The outstanding balances are netted with debt discounts at April 30, 2021 and 2020 of zero and $248,933, respectively.

NOTE 7: NOTE PAYABLE

On March 16, 2020, the Company entered into a promissory note payable whereby the Company borrowed $500,000 bearing interest at 12% per annum. Interest on the note is payable monthly and outstanding principal on the note is due in full on March 16, 2022.

In connection with the promissory note payable on March 16, 2020, the Company issued warrants to purchase 500,000 shares of the Company’s common stock at an exercise price equal to a 40% discount of the market price of the Company’s stock, as defined in the agreement. The warrants expire on March 16, 2022 and are fully vested upon issuance. The note was discounted by $112,990 based on an allocation of the value of the warrants issued. The discount recorded on the note was amortized into amortization of debt discount through the maturity date, which amounted to $35,542 and $6,965 for years ended April 30, 2021 and 2020, respectively.

F-14

On December 15, 2020, the debt holder agreed to convert the outstanding note payable of $500,000 into 500,000 shares of the Company’s common stock as full settlement of the promissory note payable. Accrued interest on the note was paid in cash. As a result of this settlement, the Company recognized the unamortized debt discount of $70,483 as a loss on extinguishment of debt on the consolidated statements of operations during the year ended April 30, 2021.

On June 30, 2020, the Company entered into a loan agreement with Mont-Saic to borrow $120,000. This loan bears interest at an annual rate of 12.6% and is required to be repaid in full, together with all accrued, but unpaid, interest by June 30, 2021. On December 3, 2020, Mont-Saic entered into an Assignment and Conveyance Agreement with the Company’s exiting related party lender wherein Mont-Saic sold its full right, title and interest in this note to the Company’s related party lender (see Note 5).

On December 24, 2020, the Company entered into a promissory note with a third-party to borrow $1,000,000. The promissory note bore interest at 2.25% and was due February 8, 2021. On February 2, 2021, the Company and the third-party entered into an amendment to extend the promissory note to April 30, 2021.

On April 11, 2021, the Company and the lender entered into an agreement whereby the lender converted the promissory note into 272,332 shares of Company stock, which were issued to the lender at a 20% discount from the closing price of the stock on the day prior to the conversion. In addition to the discount, the agreement contains a guarantee that the aggregate gross sales of the shares by the lender will be no less than $1,500,000 over the next three years and if the aggregate gross sales are less than $1,500,000 the Company will issue additional shares of common stock to the lender for the difference between the total gross proceeds and $1,500,000, which could result in an infinite number of shares being required to be issued.

The Company evaluated the conversion option of the note payable to shares under the guidance in ASC 815-40, Derivatives and Hedging, and determined the conversion option qualified for equity classification. The Company also evaluated the profit guarantee under ASC 815, Derivatives and Hedging, and determined it to be a make-whole provision, which is an embedded derivative within the host instrument. As the economic characteristics are dissimilar to the host instrument, the profit guarantee was bifurcated from the host instrument and stated as a separate derivative liability, which is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

On the date of conversion, the Company recognized a $1,501,914 loss on extinguishment of debt, which represented the difference between the promissory note and the fair value of the shares issued of $1,250,004, which were recorded in shares issued in connection with conversion of note payable within shareholders’ equity, as well as the derivative liability of $1,251,910, which was valued using a Black-Scholes option pricing model.

The fair value of the derivative liability was $1,229,851 as of April 30, 2021, and the Company recognized a gain on change in fair value of $22,059 for the year ended April 30, 2021.

On April 15, 2021, the Company entered into a $2,000,000 note payable (the “Note”). The Note matures April 14, 2023 and bears interest at fifteen percent (15%) per year. The Company pays interest at maturity, at which time all principal and unpaid interest is due.

The Note is collateralized by all business assets, including patents, trademarks and other intellectual property. It is also collateralized by the ownership of Slinger Bag Americas, Inc., Slinger Bag Canada, Inc., Slinger Bag Limited, and Slinger Bag International (UK) Limited.

In connection with the Note, the Company issued 2,200,000 warrants with an exercise price of $0.25. The exercise price has customary anti-dilution protection for stock splits, mergers, etc. Additionally, the warrant contains a stipulation that the Company will guarantee the value of the shares sold will be no less, on average, than $1.50 per share through April 15, 2023. If the value is less than $1.50, the Company will issue additional shares of common stock to compensate for the shortfall, which could result in an infinite number of shares being required to be issued.

The Company evaluated the warrants and the profit guarantee under the guidance in ASC 815-40, Derivatives and Hedging, and determined they represent a derivative liability given the profit guarantee represents a make-whole provision that is not separated from the host instrument. The derivative liability is marked to market at the end of each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivative.

F-15

The fair value of the derivative liability on the date of the execution of the Note was valued using a Black-Scholes option pricing model at $14,501,178, which was first allocated as a discount to the Note payable of $2,000,0000, which will be amortized using the effective interest method over the remaining term of the Note, with the remainder of the value of $12,501,178 recorded as interest expense.

Amortization of debt discounts during the year ended April 30, 2021 was $10,477, which was recorded as amortization of debt discount in the accompanying consolidated statements of operations. The unamortized discount balance amounted to $1,989,523 as of April 30, 2021.

The fair value of the derivative liability was $12,583,598 as of April 30, 2021, and the Company recognized a gain on change in fair value of $1,917,580 for the year ended April 30, 2021.

NOTE 8: RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances, amounts paid in satisfaction of liabilities, or accrued compensation that has been deferred. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of April 30, 2021 and 2020, amounts due to related parties were $1,283,464 and $377,106, respectively, which represented unpaid salaries and bonuses and reimbursable expenses due to officers of the Company.

The Company has outstanding notes payable of $6,220,000 and $2,100,000 and accrued interest of $747,636 and $138,967 due to a related party as of April 30, 2021 and 2020, respectively (see Note 5).

The Company recognized net sales of $615,584 during the year ended April 30, 2021, to a related party. As of April 30, 2021, the related party had accounts receivable due to the Company of $86,956. There were no sales to this related party during the year ended April 30, 2020.

NOTE 9: SHAREHOLDERS’ DEFICIT

Common Stock

The Company has 300,000,000 shares of common stock authorized with a par value of $0.001 per share. As of April 30, 2021 and 2020, the Company had 27,642,828 and 24,749,354 shares of common stock issued and outstanding, respectively.

Equity Transactions During Year Ended April 30, 2020

On March 2, 2020, the Company issued 369,354 shares of common stock for the conversion of an outstanding convertible note payable of $125,000 and accrued interest of $4,274. Upon conversion of the note payable balance, the derivative liability of $53,571 related to the convertible note payable was reclassified as additional paid-in capital as part of shareholders’ equity.

The purchase price of $332,239 under the Stock Purchase Agreement (see Note 1), which resulted in shares of Lazex being acquired by the shareholder of SBL, was paid by SBL on behalf of the shareholder. The amount has been recorded as a distribution to shareholder and therefore is classified as a reduction of additional paid-in capital.

In connection with the Stock Purchase Agreement (see Note 1), net liabilities of $15,289 were forgiven by the previous majority shareholder of the Company, which was recorded as an increase to additional paid-in capital.

F-16

On March 16, 2020, the Company issued warrants valued at $112,990 in connection with a note payable (see Note 7), which increased additional paid-in capital.

Equity Transactions During Year Ended April 30, 2021

On May 6, 2020, the Company issued 1,216,560 shares of its common stock to Mont-Saic as partial satisfaction of the shares issuable under a convertible note payable agreement.

On May 15, 2020, the Company issued 243,800 shares of its common stock to a vendor as compensation for business advisory services performed, which resulted in $65,826 of general and administrative expenses for the year ended April 30, 2021.

On September 4, 2020, the Company issued 300,000 shares of its common stock for the conversion of a convertible note payable (see Note 6). The fair value of the common stock was $238,449.

On October 8, 2020, the Company issued 100,000 shares of its common stock to a vendor as compensation for business advisory services performed, which resulted in $114,000 of operating expenses for the year ended April 30, 2021.

On October 28, 2020, the Company granted 400,000 warrants to a service provider for advertising services over the next year. The warrants have an exercise price of $0.75 per share, a contractual life of 10 years from the date of issuance, and vest quarterly over a year from the grant date. The warrants were valued using a Black-Scholes option pricing model and the expense related to the issuance of the warrants is being recognized over the service agreement. The Company recognized $221,826 of operating expenses related to this agreement during the year ended April 30, 2021.

On October 29, 2020, the Company and the three members of its advisory board entered into agreements whereby each member will receive an aggregate number of warrants each quarter equal to $7,500 divided by the average closing price of the Company’s stock for the five days prior to the Company’s most recently completed fiscal quarter. The warrants vest quarterly, have an exercise price of $0.001 per share and a contractual life of 10 years from the date of issuance. 43,107 warrants were issued under these agreements during the year ended April 30, 2021. The warrants were valued using a Black-Scholes option pricing model, which resulted in operating expenses of $48,502 during the year ended April 30, 2021.

On November 24, 2020 and on January 11, 2021, the Company issued 46,087 and 100,000 shares of its common stock, respectively, to two vendors as compensation for marketing and other advisory services. The Company also issued 55,945 shares of its common stock on November 24, 2020 to a third-party vendor as full settlement of payables of $30,000 related to consulting services, which resulted in a $25,278 loss on extinguishment of debt. The total fair value of the shares issued related to these transactions was $198,386, of which $39,750 was recognized in prepaids and other assets and will be recognized over the period that the related services are rendered. As of April 30, 2021, there was $26,500 in prepaids related to these transactions and the remaining $146,608 was recognized as operating expenses for the year ended April 30, 2021.

On November 10, 2020, the Company issued 35,000 shares of common stock as partial payment for the purchase of the Slinger trademark. The common stock had a fair value of $35,351 on the date of issuance, which has been capitalized as an intangible asset on the balance sheet.

On December 15, 2020, the Company issued 500,000 shares of common stock as full payment of its $500,000 note payable to a third party (see Note 7). The fair value of the shares issued was $500,000.

On April 11, 2021, the Company issued 272,332 shares of its common stock for the conversion of a note payable (see Note 7). The fair value of the shares issued was $1,250,004.

On April 11, 2021 and on April 13, 2021, the Company issued 18,750 and 5,000 shares of its common stock to two vendors as compensation for marketing and advisory services, which resulted in an operating expense of $43,294 for the year ended April 30, 2021.

F-17

During the three months ended April 30, 2021, the Company granted an aggregate total of 60,000 warrants and equity options for 120,00 shares (which have all expired unexercised) to four of its brand ambassadors as compensation. The warrants have an exercise price of $0.001 per share, a contractual life of 10 years from the date of issuance and are vested immediately upon grant and the shares had a 90 day exercise period at a 50% discount on the stock price. The warrants and shares were valued using a Black-Scholes option pricing model and the expense related to the issuance of the warrants and equity options is being recognized over the service agreements. The Company recognized $59,838 and $98,457 of operating expenses related to the warrant and equity options, respectively, during the year ended April 30, 2021.

Common Stock Issuable

As discussed in Note 6, on September 16, 2019, the Company entered into a warrant assignment and conveyance agreement with Mont-Saic, pursuant to which the Company allows Mont-Saic to acquire 33% of the outstanding common stock shares of the Company on a fully-diluted basis for no consideration. The allocated value of the warrant amounted to $1,492,188 was reflected as additional paid-in capital during the year ended April 30, 2020.

There were 8,137,859 shares of common stock that were issuable under this agreement and as of April 30, 2020 none of the shares had been issued. As of April 30, 2021, 1,216,560 shares have been issued and the remaining 6,921,299 continue to be issuable to a related party.

Warrants Issued for Compensation

On April 30, 2020, the Company granted an aggregate total of 12,500,000 warrants to key employees and officers of the Company as compensation. The warrants have an exercise price of $0.001 per share, a contractual life of 10 years from the date of issuance and are vested immediately upon grant. The warrants granted as compensation during the year ended April 30, 2020 were valued using a Black-Scholes option pricing model. The total share-based compensation expense related to the issuance of the warrants amounted to $3,741,746.

On February 9, 2021, the Company issued 6,000,000 warrants to key employees and officers of the Company as a performance bonus. The warrants have an exercise price of $0.001 per share for non-U.S. warrant holders (1,500,000 warrants) and an exercise price of $3.94, which is equal to the closing price of the Company’s common stock on the grant date, for U.S. warrant holders. The warrants were valued using a Monte Carlo simulation with the key inputs as of 4/30/20 being the executives’ three-year agreement term, the Company’s $100 million market capitalization threshold being achieved, a risk free rate of 0.76%, and a stock price volatility of 63% because the warrant grant was contingent on a market condition being achieved. The Company recognized $70,997 of share-based compensation related to these awards during the year ended April 30, 2021.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under short-term leases with terms under a year. Total rent expense for the year ended April 30, 2021 and 2020 amounted to $8,400 and $2,800, respectively.

Contingencies

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company is not presently a party to any legal proceedings that it currently believes would individually or taken together have a material adverse effect on the Company’s business or financial statements.

NOTE 11: INCOME TAXES

The Company does business in the US through its subsidiaries Slinger Bag Inc. and Slinger Bag Americas. It also does business in Israel through SBL whose operations are reflected in the Company’s consolidated financial statements. The Company’s operations in Canada and the UK were immaterial for the years ended April 30, 2021 and 2020.

F-18

Net deferred tax assets from operations in the US, using an effective tax rate of 21%, consisted of the following:

	April 30,	April 30,
	2021	2020

Deferred tax assets:
Loss carryforwards	$788,400	$301,000
Accrued payroll	333,700	-
Related party accruals	194,400	79,000
Start-up costs	109,600	61,000
Other	17,900	-
Valuation allowance	(1,444,000)	(441,000)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the applicable statutory income tax rate to pretax loss due to the following for the years ended April 30, 2021 and 2020:

	April 30,	April 30,
	2021	2020

Income tax benefit based on book loss at US statutory rate	$(3,832,300)	$(1,273,000)
Share-based compensation and shares for services	188,100	786,000
Debt discount amortization	79,100	15,000
Related party accruals	127,800	79,000
Start-up costs	-	61,000
Interest expense	2,630,000	41,000
Meals and entertainment	-	1,000
Loss on extinguishment of debt	636,400	-
Accrued payroll	215,400	-
Gain on change in fair value of derivatives	(407,300)	-
Other	1,500	-
Valuation allowance	361,300	290,000
Total income tax provision	$-	$-

The Company had net operating loss carryforwards of $3,032,000 and $1,424,000 as of April 30, 2021 and 2020, respectively, which can be used to offset future taxable income in the US for the years ended 2022 through 2041. Tax years that remain subject to examination are 2017 and forward.

Net deferred tax assets from operations in Israel, using an effective tax rate of 23%, consisted of the following:

	April 30,	April 30,
	2021	2020

Deferred tax assets:
Loss carryforwards	$178,000	$384,000
Accrued expenses	-	63,000
Start-up costs	13,000	-
Research and development costs	113,000	23,000
Valuation allowance	(304,000)	(470,000)
Net deferred tax assets	$-	$-

F-19

The income tax provision differs from the amount of income tax determined by applying the applicable Israeli statutory income tax rate of 23% due to the following for the years ended April 30, 2021 and 2020:

	April 30,	April 30,
	2021	2020

Income tax provision (benefit) based on book income (loss) at Israeli statutory rate	$80,000	$(728,000)
Debt discount amortization	-	430,000
Related party accruals	-	44,000
Travel expenses	-	38,000
Research and development costs	113,000	23,000
Other non-deductible items	-	9,000
Start-up costs	13,000	-
Valuation allowance	-	184,000
Loss carryforward	(206,000)	-
Total income tax provision	$-	$-

The Company had net operating loss carryforwards of approximately $774,000 and $1,671,000 as of April 30, 2021 and 2020, respectively, which can be used to offset future taxable income in Israel. All of the Company’s tax years since inception are open for examination.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. There were no interest or penalties recognized in the accompanying consolidated statements of operations for the year ended April 30, 2021 or 2020.

NOTE 12: SUBSEQUENT EVENTS

On May 26, 2021, the Company and the related party lender entered into a note conversion agreement whereby the related party lender agreed to convert its total outstanding borrowings as of that date of $6,220,000 into 1,636,843 shares of the Company’s common stock. Per the terms of the note conversion agreement the accrued interest related to the debt was not converted into shares and is still due to the related party. The note conversion agreement contains a guarantee that the aggregate gross sales of the shares by the related party will be no less than $6,220,000 over the next three years and if the aggregate gross sales are less than $6,220,000 the Company will issue additional shares of common stock to the related party for the difference between the total gross proceeds and $6,220,000.

On June 21, 2021, the Company entered into a membership interest purchase agreement (“MIPA”) with Charles Ruddy (the “Seller”) to acquire a 100% ownership stake in Foundation Sports Systems, LLC (“Foundation Sports”) in exchange for 1,000,000 shares of common stock of the Company to be issued to the Seller and two other Foundation Sports employees in three tranches (the “Purchase Price”): (i) 600,000 shares of common stock on the closing date, 200,000 shares of common stock on the first anniversary of the closing date and (iii) 200,000 shares of common stock on the second anniversary of the closing date (collectively, the “Shares”), provided that 10% of the Shares of each tranche will be held back by the Company and not delivered to the recipients for a period of 12 months from the date of their issuance. The Shares are subject to a 12-month lock-up from their date of delivery during which time they may not be offered or sold by the Seller or any other recipient thereof without the express written consent of the Company. On June 23, 2021, the Company issued 540,000 shares of its common stock to the receipts under the MIPA, which consisted of 600,000 shares less a hold-back of 10% (i.e., 60,000 shares).

On July 21, 2021, the Company entered into a Convertible Loan Agreement with PlaySight Interactive Ltd (the Borrower) wherein the Company granted the Borrower a $2,000,000 line of credit with a six-month maturity date. Any borrowings under the line of credit bear interest at a rate of 15% per annum. On July 26, 2021, the Company issued $300,000 to the Borrower under the line of credit.

On July 23, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

On August 2, 2021, the Company entered into a loan agreement with its related party lender for borrowings of $500,000. The loan is to be repaid within 30 days of receipt and shall bear interest at a rate of 12% per annum.

During the three months ended July 31, 2021, the Company issued 68,965 shares of its common stock to one vendor and two employees as compensation for marketing and other services rendered.

During the three months ended July 31, 2021, the Company granted an aggregate total of 90,937 shares of its common stock to six brand ambassadors as compensation for services.

F-20

_________ Shares

Common Stock

PROSPECTUS

Spartan Capital Securities, LLC

Revere Securities LLC

_________ ___, 2021

Through and including                 , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by us.

SEC registration fee		$2,727.50
FINRA fee		4,250.00
Nasdaq listing and filing fees
Transfer agent fee
Printing expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total	$

Item 14. Indemnification of Directors and Officers.

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us since our fiscal year end not registered under the Securities Act of 1933, (the “Securities Act”).

On April 11, 2021, the Company issued 272,332 shares of its common stock for the conversion and full satisfaction of the Company’s obligations of a $1,000,000 promissory note.

On April 11, 2021 and on April 13, 2021, the Company issued 18,750 and 5,000 shares of its common stock to two vendors as compensation for marketing and advisory services.

On May 26, 2021, the Company issued 1,636,843 shares of its common stock for the conversion and full satisfaction of the Company’s $6,220,0000 in notes payable to its related party lender.

On June 23, 2021, the Company issued 540,000 shares of its common stock in satisfaction of the first tranche related to the Company’s purchase of Foundation Sports Systems, LLC.

II-1

During the three months ended July 31, 2021, the Company issued 68,965 shares of its common stock to one vendor and two employees as compensation for marketing and other services rendered.

During the three months ended July 31, 2021, the Company granted an aggregate total of 90,937 shares of its common stock to six brand ambassadors as compensation for services.

On August 6, 2021, the Company consummated an offering between the Company and certain accredited investors (“Purchasers”) whereby the Company sold to the Purchasers (i) 8% Senior Convertible Notes in an aggregate principal amount of $11,000,000 and (ii) warrants to purchase up to 7,333,334 shares of common stock of the Company (“Offering”). The Company received an aggregate of $11,000,000 in gross proceeds from the Offering, before deducting offering expenses and commissions. The shares sold in the Offering are the subject of this resale registration statement.

Item 16. Exhibits and Financial Statements.

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

3.1	Articles of Incorporation	S-1	11/07/2016	3.1
3.2	Bylaws	S-1	11/07/2016	3.2
4.1	Form of 8% Senior Convertible Note	8-K	08/10/2021	4.1
4.2	Form of Securities Purchase Agreement	8-K	08/10/2021	10.1
4.3	Form of Warrant	8-K	08/10/2021	10.2
4.4	Registration Rights Agreement	8-K	08/10/2021	10.4
5.1	Opinion of Lucosky Brookman LLP**
10.1	2020 Global Share Incentive Plan*	8-K	11/30/2020	10.2
10.2	Employment Agreement by and between the Company and Jason Seifert*	S-1	09/08/2021	10.2
10.3	Form of Convertible Redeemable Note issued on November 20, 2019	10-Q	03/12/2020	10.1
10.4	Form of Convertible Redeemable Note issued on February 11, 2020	10-Q	03/12/2020	10.2
10.5	Midcity 12% Promissory Note dated March 16, 2020	8-K	04/01/2020	10.1
10.6	Midcity 12% Securities Purchase Agreement dated March 16, 2020	8-K	04/01/2020	10.2
10.7	Midcity 12% Warrant Agreement dated March 16, 2020	8-K	04/01/2020	10.3
10.8	Distribution Agreement with Globeride Inc. dated March 26, 2020	8-K	04/01/2020	10.4
10.9	Distribution Agreement with Planet Sport Sarl dated August 24, 2020	8-K	09/09/2020	10.1
10.10	Distribution Agreement with Sporting Goods Specialist Ltd dated August 25, 2020	8-K	09/09/2020	10.2
10.11	Distribution Agreement with Sports Warehouse Australia Pty Ltd dated September 2, 2020	8-K	09/09/2020	10.3
10.12	Service Agreement with Yonah Kalfa dated September 7, 2020*	8-K	09/09/2020	10.4
10.13	Distribution Agreement with Dunlop	8-K	09/29/2020	10.1
10.14	Dawson City Trademark Assignment Agreement dated November 10, 2020	8-K	11/30/2020	10.1
10.15	Service Agreement with Mike Ballardie dated November 1, 2020*	8-K	01/20/2021	10.1
10.16	Membership Interest Purchase Agreement dated June 21, 2021	8-K	06/23/2021	10.1
10.17	Charles Ruddy Service Agreement dated June 21, 2021*	8-K	06/23/2021	10.2
10.18	Jaana Gilbert Service Agreement dated June 21, 2021*	8-K	06/23/2021	10.3
10.19	George Kustas Consulting Agreement dated June 21, 2021*	8-K	06/23/2021	10.4
22.1	Subsidiary Guarantee	8-K	08/10/2021	10.3
23.1	Consent of Mac Accounting Group, LLP				X
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page to the registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Definition

*	Management contract or compensatory plan or arrangement
**	To be filed by amendment

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(2)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor Mill, State of Maryland on September 13, 2021.

SLINGER BAG INC.

By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jason Seifert
Jason Seifert
Chief Financial Officer (Principal Financial Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mike Ballardie, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Ballardie
Mike Ballardie	Principal Executive Officer and Director	September 13, 2021

/s/ Tom Dye
Tom Dye	Chief Operating Officer and Director	September 13, 2021

/s/ Jason Seifert
Jason Seifert	Chief Financial Officer	September 13, 2021
(Principal Financial Officer)

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